UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material under §240.14a-12

MicroStrategy Incorporated

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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MicroStrategy Incorporated

2021 PROXY STATEMENT

MicroStrategy

LETTER FROM OUR CHAIRMAN & CEO April 15, 2021

Dear Fellow Stockholder:

On behalf of the Board of Directors and our entire company, I invite you to attend MicroStrategy’s Annual Meeting of Stockholders on Wednesday, May 26, 2021 at 10:00 a.m., Eastern Daylight Time. In light of continued concerns related to the COVID-19 pandemic, this year’s meeting will be held exclusively via live webcast at www.virtualshareholdermeeting.com/MSTR2021. This means there will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person.

I could not be more enthusiastic about the future for MicroStrategy, our partner organizations, our customers, and our employees. The adversity we collectively faced due to the COVID-19 pandemic only strengthened our resolve to pursue our vision of Intelligence Everywhere and empower those we serve with the software, services, support, and education to achieve it. In addition to our long-standing corporate strategy to grow our enterprise analytics software business, we recently announced that MicroStrategy has been pursuing an additional corporate strategy—to acquire and hold bitcoin. I strongly believe we have the people and products to advance both corporate strategies to deliver greater value to our customers and improve financial results for our stockholders.

Grow our enterprise analytics software business

Earlier this year, we released MicroStrategy 2021™, which represents the culmination of decades of innovation. It is a leading enterprise-grade analytics platform built to deliver performance, governance, and security for intelligence and productivity applications that scale without compromise. Our customers embrace our open, modern, enterprise-grade platform to increase business value and productivity across their user communities, applications, and organizations.

We were also pleased to announce the launch of a new SaaS product called Hyper.Now™, which is designed to deliver HyperIntelligence® to an entire organization within minutes. Organizations can sign up on our public website and immediately start building and deploying HyperIntelligence cards. We believe this is a fundamental solution for solving “the last mile” problem for data and analytics. We are also excited about the advantages of deploying our platform via the MicroStrategy Cloud™ Environment, which enables customers to lower total cost of ownership, seamlessly upgrade to take advantage of the latest features, and maximize performance.

Finally, our open, enterprise-grade platform is particularly well-suited for technology and OEM customers that want to embed our software into theirs. Our continued focus and development in this area has led to significant growth and recognition from this market.

Acquire and hold bitcoin

In 2020, as a result of the strength of our enterprise analytics business and our ability to sell to and serve our customers virtually at a much lower cost, we began to explore better ways to deploy our excess capital. At the same time, we determined that there was a tectonic shift taking place in the financial markets and overall economy, and we took the innovative approach of adopting bitcoin as our primary treasury reserve asset. We were the first publicly-traded company to pursue this strategy and purchase bitcoin on a large scale. Economists, bankers, journalists, stockholders, customers, and prospects have taken note, and their reactions have been very positive. As of April 5, 2021, the Company holds approximately 91,579 bitcoins that were acquired at an aggregate purchase price of $2.226 billion and an average purchase price of approximately $24,311 per bitcoin.

Since this pivot in our treasury strategy, we have formalized a new strategy as an integral part of our overall business—acquiring and holding bitcoin. We believe that our bitcoin strategy is complementary to our analytics software and services business, as we believe that our bitcoin and related activities in support of the bitcoin network enhance awareness of our brand and can provide opportunities to secure new customers for our analytics offerings. We are also exploring opportunities to apply bitcoin-related technologies such as blockchain analytics into our software offerings.

In the coming year, we will continue to focus on key priorities to empower customers with cloud-based analytics, new SaaS product offerings, embedded analytics, and awareness of our bitcoin strategy. Our Board of Directors continues to play a critical role in our efforts to drive sustainable growth and create value for our stockholders by providing their assistance and guidance in establishing and implementing our two-pronged corporate strategy and through their independent oversight of our leadership, operations, and risk management. This high level of Board engagement provides a strong foundation for our success and maintaining the trust of our stockholders.

The accompanying Notice of Annual Meeting and Proxy Statement contain information about the proposals that will be presented at the Annual Meeting and on which you are asked to vote. Whether or not you plan to attend the meeting online, it is important that your shares be represented and voted at the meeting. I encourage you to read the materials carefully and vote promptly.

We thank you for your ongoing confidence in MicroStrategy, and we look forward to seeing you at the Annual Meeting.

Very truly yours,

Michael J. Saylor

Chairman of the Board & Chief Executive Officer

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, May 26, 2021

Time:	10:00 a.m., Eastern Daylight Time (“EDT”)

Place:	Exclusively via live webcast at www.virtualshareholdermeeting.com/MSTR2021

Record Date:	March 29, 2021. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and to attend and vote at, the Annual Meeting.

A list of registered stockholders as of the close of business on the record date will be available for examination by any stockholder for any purpose germane to the Annual Meeting for a period of at least ten (10) days prior to the Annual Meeting. The stockholder list will also be available to stockholders of record for examination during the Annual Meeting at www.virtualshareholdermeeting.com/MSTR2021. To inspect the stockholder list before the Annual Meeting, stockholders can email our Investor Relations department at ir@microstrategy.com. You will need the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials.

Proxy Voting:

Your vote is important. Please vote your shares as soon as possible over the telephone, on the Internet, or by mail by completing, signing, dating, and returning your proxy card or voting instruction form. Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting, as your proxy is revocable at your option. We are requesting your vote as to the matters of business set forth below.

Matters of Business:

1.	elect five (5) directors for the next year;

2.

approve Amendment No. 5 to the MicroStrategy Incorporated 2013 Stock Incentive Plan to increase the number of shares of class A common stock authorized for issuance under such plan from 2,300,000 to 2,750,000;

3.	approve the MicroStrategy Incorporated 2021 Employee Stock Purchase Plan;

4.	ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

5.	transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

W. Ming Shao

Senior Executive Vice President, General Counsel and Secretary

Tysons Corner, Virginia

April 15, 2021

MICROSTRATEGY | 2021 Proxy Statement	i

Compensation Committee Report	24
Executive Officer Compensation	25

Summary Compensation Table	25

Grants of Plan-based Awards for 2020	27

Outstanding Equity Awards at 2020 Fiscal Year-end	27

Option Exercises in 2020	28

Potential Payments Upon Termination or Change in Control	28
Director Compensation	30
Equity Compensation Plan Information	32
CEO Pay Ratio	32
AUDIT COMMITTEE REPORT	33
PROPOSAL 2—APPROVAL OF AMENDMENT NO. 5 TO MICROSTRATEGY INCORPORATED 2013 STOCK INCENTIVE PLAN	34
Introduction	34
New Plan Benefits	35
Description of the 2013 Equity Plan	36

Amendment No. 5 to the Previously Amended 2013 Equity Plan	36

Types of Awards	36

Transferability of Awards	37

Eligibility to Receive Awards	37

Administration	37

Acceleration	37

Limitation on Repricing	37

Amendment or Termination	38
Potential Costs, Dilution, and Burn Rate	38
Equity Compensation Plan Information	39
Federal Tax Consequences	39

Incentive Stock Options	40

Non-statutory Stock Options	40

Restricted Stock	40

Restricted Stock Units	41

Stock Appreciation Rights	41

Other Stock-Based Awards	41

Tax Consequences to the Company	41

Certain Interests of Executive Officers and Directors	41
PROPOSAL 3—APPROVAL OF MICROSTRATEGY INCORPORATED 2021 EMPLOYEE STOCK PURCHASE PLAN	43
Description of the ESPP	43

General	43

Eligibility	43

Option Periods	43

Option Grant	43

Participation	44

Purchase Price	44

Exercise of Option	44

Non-transferable	44

Administration	44

Authorized Shares	44

Change in Capitalization	44

Merger; Sale of Assets	45

Amendment; Termination	45
New Plan Benefits	45
Federal Tax Consequences	45

Tax Consequences to Participants	45

Tax Consequences to the Company	46
PROPOSAL 4—RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021	47
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES	48

Fees and Services	48

Audit Committee Pre-approval Policies and Procedures	48
OTHER MATTERS	49

ii	MICROSTRATEGY | 2021 Proxy Statement

INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of MicroStrategy Incorporated (the “Company,” “MicroStrategy,” “we,” or “us”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held exclusively via live webcast at www.virtualshareholdermeeting.com/MSTR2021 on Wednesday, May 26, 2021 at 10:00 a.m., EDT, and at any adjournment thereof. This proxy statement summarizes information needed to help you cast an informed vote at the Annual Meeting with respect to the proposals set forth in this proxy statement. We first made available this proxy statement, the Notice of Annual Meeting of Stockholders, and the proxy card on or about April 15, 2021 to all stockholders entitled to vote at the Annual Meeting. We intend to mail the Notice of Internet Availability of Proxy Materials on or about April 16, 2021 to all stockholders of record entitled to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 26, 2021

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials on the Internet instead of mailing a printed copy of our proxy materials to all of our stockholders. Accordingly, we are sending a separate Notice of Internet Availability of Proxy Materials to our stockholders of record. All stockholders of record will have the ability to access the proxy materials and our annual report for the fiscal year ended December 31, 2020 (the “Annual Report”) on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed copy of the proxy materials and Annual Report. Instructions on how to access the proxy materials and Annual Report on the Internet or request a printed copy may be found in the Notice of Internet Availability of Proxy Materials.

Stockholders Entitled to Vote

If you owned our class A common stock, par value $0.001 per share (“Class A Stock”), or our class B common stock, par value $0.001 per share (“Class B Stock” and collectively with Class A Stock, the “Common Stock”), at the close of business on March 29, 2021 (the “record date”), you are entitled to vote at the Annual Meeting. On the record date, there were an aggregate of 7,781,568 shares of our Class A Stock and 1,964,025 shares of our Class B Stock outstanding and entitled to vote. Each share of Class A Stock entitles the record holder thereof to one (1) vote on each of the matters to be voted on at the Annual Meeting, and each share of Class B Stock entitles the record holder thereof to ten (10) votes on each of the matters to be voted on at the Annual Meeting.

Votes Required

The holders of shares of Common Stock representing a majority of the votes entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of Common Stock represented in person at the meeting.

The affirmative vote of a plurality of the votes cast by the holders of Common Stock voting on the matter is required for the election of directors (Proposal 1). The affirmative vote of a majority of the votes cast by the holders of Common Stock voting on the matter is required for (i) the approval of Amendment No. 5 to the MicroStrategy Incorporated 2013 Stock Incentive Plan (Proposal 2), (ii) the approval of the MicroStrategy Incorporated 2021 Employee Stock Purchase Plan (Proposal 3), and (iii) the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 4).

All executed proxies will be voted in accordance with the stockholders’ instructions on the matters set forth in the accompanying Notice of Annual Meeting, and if no choice is specified, executed proxies will be voted in accordance with the Board’s recommendations on such matters as set forth in this proxy statement.

Attending the Annual Meeting

After careful consideration, in light of continued concerns related to the COVID-19 pandemic, and taking into account related federal, state, and local guidance, we have determined to hold the Annual Meeting in virtual format only, with no physical in-person meeting. Stockholders of record as of the record date, or those that hold a valid proxy, may attend the

MICROSTRATEGY | 2021 Proxy Statement	1

Annual Meeting online at www.virtualshareholdermeeting.com/MSTR2021. You will need the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, financial institution, or other nominee, or other similar evidence of ownership. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

How to Submit Questions

Stockholders of record as of the record date may submit questions in advance of the Annual Meeting at www.proxyvote.com using the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials. Questions must be received by 5:00 p.m., EDT, on May 24, 2021. Questions will not be accepted during the Annual Meeting. We will try to answer as many stockholder-submitted questions that comply with the meeting rules of conduct as time permits. However, we reserve the right to edit profanity or other inappropriate language and to exclude questions that are not pertinent to Annual Meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

How to Vote

You do not need to attend the Annual Meeting to vote your shares. You may vote by proxy over the telephone, on the Internet, or by mail, and your votes will be cast for you at the Annual Meeting. This process is described below.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may (i) vote online during the Annual Meeting or (ii) vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone, on the Internet, or by mail as instructed below to help ensure your vote is counted. You may still attend the Annual Meeting and vote during the meeting even if you have already voted by proxy; only your last vote before the close of voting will be counted.

During the Meeting:	To vote online during the Annual Meeting, visit www.virtualshareholdermeeting.com/MSTR2021 and vote by Internet as instructed. You will need the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials.

Phone:	To vote by telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials. Your vote must be received by 11:59 p.m., EDT, on May 25, 2021 to be counted.

Internet:	To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials. Your vote must be received by 11:59 p.m., EDT, on May 25, 2021 to be counted.

Proxy Card:	To vote by mail, simply complete, sign, and date the proxy card and return it promptly in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To request a printed copy of the proxy card, follow the instructions found in the Notice of Internet Availability of Proxy Materials. If we receive your signed proxy card by May 25, 2021, the designated proxy holders will vote your shares as you direct.

2	MICROSTRATEGY | 2021 Proxy Statement

Beneficial Owner: Shares Registered in the Name of Broker, Financial Institution, or Other Nominee

If on March 29, 2021, the record date, your shares were held not in your name, but rather in an account at a brokerage firm, financial institution, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card and voting instructions to help ensure that your vote is counted. Alternatively, you may vote over the telephone or on the Internet as instructed by your broker, financial institution, or other nominee, if applicable. To vote online during the Annual Meeting, you must obtain a valid proxy from your broker, financial institution, or other nominee. You will need the 16-digit control number included in your proxy card or the instructions that accompanied your proxy materials. Follow the instructions from your broker, financial institution, or other nominee included with these proxy materials, or contact your broker, financial institution, or other nominee to request a proxy.

List of Registered Stockholders

A list of registered stockholders as of the close of business on the record date will be available for examination by any stockholder for any purpose germane to the Annual Meeting for a period of at least ten (10) days prior to the Annual Meeting. The stockholder list will also be available to stockholders of record for examination during the Annual Meeting at www.virtualshareholdermeeting.com/MSTR2021. To inspect the stockholder list before the Annual Meeting, stockholders can email our Investor Relations department at ir@microstrategy.com. You will need the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials.

The Effect of Not Casting Your Vote

Stockholder of Record. If you do not cast your vote, no votes will be cast on your behalf on any of the matters of business at the Annual Meeting.

Beneficial Owner. Proposals 1, 2, and 3 are “non-discretionary” items. If you abstain from voting on Proposals 1, 2, and 3 and your shares are held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote your shares on such matter, then your shares will not be counted as votes in favor of such matter or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on Proposals 1, 2, and 3. Proposal 4 is a “discretionary” item and your broker or nominee will be able to vote your shares with respect to Proposal 4, even if you have not given voting instructions to your broker or nominee.

Changing Your Vote and Revoking Your Proxy

Stockholder of Record. You may change your vote at any time prior to the taking of the vote at the Annual Meeting by (i) submitting a new vote over the telephone, on the Internet, or by a properly completed proxy card with a later date, (ii) delivering a written revocation or a subsequently dated proxy card to MicroStrategy’s General Counsel at 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182, or (iii) voting online during the Annual Meeting.

Beneficial Owner. You may change your vote at any time prior to the taking of the vote at the Annual Meeting by (i) submitting new voting instructions to your broker or nominee by following the instructions they provided or (ii) if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the Annual Meeting online and voting during the meeting using a valid legal proxy.

Costs of Solicitation

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our directors, officers, and employees, without additional remuneration, may solicit proxies by telephone and personal interviews, and we reserve the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians, and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names and, as required by law, we will reimburse them for their out-of-pocket expenses in this regard.

MICROSTRATEGY | 2021 Proxy Statement	3

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single copy of the Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings for companies.

A number of brokers, financial institutions, and other nominees with account holders who are our stockholders will be householding our proxy materials. Under this practice, a single copy of the Notice of Internet Availability of Proxy Materials or other annual meeting materials will be delivered to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker, financial institution, or other nominee (if you are a beneficial owner) that we or they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or other annual meeting materials or if you currently receive multiple copies and would like to request householding of your communications, please notify us or your broker, financial institution, or other nominee. You can submit your written request to us at MicroStrategy Incorporated, located at 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182, Attention: Investor Relations, or by calling 703-848-8600.

Stockholder Proposals

Proposals of stockholders intended to be presented at the 2022 Annual Meeting of Stockholders, including director nominations described below under the caption “Corporate Governance and the Board of Directors and its Committees—Director Candidates,” must be received by us at our principal offices, 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182 by December 17, 2021 for inclusion in the proxy materials for the 2022 Annual Meeting of Stockholders. MicroStrategy suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the General Counsel of the Company.

If a stockholder wishes to present a proposal before the 2022 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, such stockholder must also give written notice to the General Counsel of the Company at the address noted above. The General Counsel must receive such notice by March 2, 2022 and, if a stockholder fails to provide such timely notice of a proposal to be presented at the 2022 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

4	MICROSTRATEGY | 2021 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of March 29, 2021, unless otherwise indicated, by:

•	each person who is known by us to beneficially own more than 5% of any class of our Common Stock;

•	each director or nominee for director;

•	each of our named executive officers as defined in Item 402(a)(3) of Regulation S-K; and

•	all directors and current executive officers as a group.

Except as otherwise indicated below, we believe, based on the information furnished to us, that the persons and entities named in the table have sole voting and investment power with respect to all shares that they beneficially own, subject to any applicable community property laws. Percentages have been calculated based on 7,781,568 shares of Class A Stock and 1,964,025 shares of Class B Stock outstanding as of March 29, 2021. Any shares of Class A Stock subject to outstanding stock options that are currently exercisable or will become exercisable within 60 days after March 29, 2021 are deemed outstanding for the purpose of calculating such director’s or officer’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Except as otherwise indicated, the address of each beneficial owner named below is in care of MicroStrategy Incorporated, 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182.

	Number of Shares Beneficially Owned(1)				Percentage of Total Economic Interest(1)	Percentage of Total Voting Power(1)
	Class A Stock		Class B Stock
Beneficial Owner	Shares	% of Class	Shares	% of Class
Named Executive Officers and Directors:
Michael J. Saylor(2)	400,000	4.9	1,961,668	99.9	23.3	71.9
Phong Q. Le(3)	40,000	*	—	—	*	*
Timothy E. Lang(4)	30,000	*	—	—	*	*
W. Ming Shao(5)	13,755	*	—	—	*	*
Lisa Mayr	—	—	—	—	—	—
Stephen X. Graham(6)	18,700	*	—	—	*	*
Jarrod M. Patten(7)	43,850	*	—	—	*	*
Leslie J. Rechan(8)	3,750	*	—	—	*	*
Carl J. Rickertsen(9)	7,500	*	—	—	*	*
5% Stockholders:
BlackRock, Inc.(10)	1,182,073	15.2	—	—	12.1	4.3
Morgan Stanley(11)	792,627	10.2	—	—	8.1	2.9
The Vanguard Group, Inc.(12)	772,406	9.9	—	—	7.9	2.8
Citadel Securities LLC(13)	578,116	7.4	—	—	5.9	2.1
All directors and current executive officers as a group (8 persons)(14)	557,555	6.7	1,961,668	99.9	24.5	72.1

*	Less than 1.0%.
(1)

The inclusion of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. The percentage of total economic interest and the percentage of total voting power are each calculated by treating the shares of our Class A Stock and Class B Stock together as a single class. Shares of Class A Stock generally have the same rights, including rights to dividends, as shares of Class B Stock, except that shares of Class A Stock have one vote per share while shares of Class B Stock have ten votes per share. Each share of Class B Stock is convertible at any time, at the option of the holder, into one share of Class A Stock.

MICROSTRATEGY | 2021 Proxy Statement	5

(2)

Mr. Saylor’s holdings of Common Stock consist of (i) an option exercisable on or within 60 days after March 29, 2021 to purchase 400,000 shares of Class A Stock and (ii) 1,961,668 shares of Class B Stock owned by Alcantara LLC, which is wholly owned by Mr. Saylor.

(3)	Mr. Le’s holdings of Common Stock consist of options exercisable on or within 60 days after March 29, 2021 to purchase 40,000 shares of Class A Stock.
(4)	Mr. Lang’s holdings of Common Stock consist of options exercisable on or within 60 days after March 29, 2021 to purchase 30,000 shares of Class A Stock.
(5)

Mr. Shao’s holdings of Common Stock consist of (i) 5 shares of Class A Stock held by Mr. Shao directly and (ii) options exercisable on or within 60 days after March 29, 2021 to purchase 13,750 shares of Class A Stock.

(6)

Mr. Graham’s holdings of Common Stock consist of (i) 200 shares of Class A Stock held by Mr. Graham directly and (ii) options exercisable on or within 60 days after March 29, 2021 to purchase 18,500 shares of Class A Stock.

(7)	Mr. Patten’s holdings of Common Stock consist of options exercisable on or within 60 days after March 29, 2021 to purchase 43,850 shares of Class A Stock.
(8)	Mr. Rechan’s holdings of Common Stock consist of options exercisable on or within 60 days after March 29, 2021 to purchase 3,750 shares of Class A Stock.
(9)

Mr. Rickertsen’s holdings of Common Stock consist of (i) 2,000 shares of Class A Stock held by Mr. Rickertsen directly and (ii) options exercisable on or within 60 days after March 29, 2021 to purchase 5,500 shares of Class A Stock.

(10)

The number of shares beneficially owned (and other information in this footnote) is as of December 31, 2020, based on a Schedule 13G/A filed on February 5, 2021 with the SEC by BlackRock, Inc. BlackRock, Inc. beneficially owns 1,182,073 shares of Class A Stock and has sole voting power with respect to 1,167,077 of these shares and sole dispositive power with respect to all of these shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(11)

The number of shares beneficially owned (and other information in this footnote) is as of December 31, 2020, based on a Schedule 13G filed on January 8, 2021 with the SEC by Morgan Stanley and Morgan Stanley Investment Management Inc. Morgan Stanley and Morgan Stanley Investment Management Inc. beneficially own 792,627 shares of Class A Stock and have shared voting and dispositive power with respect to all of these shares. The address for Morgan Stanley is 1585 Broadway, New York, NY 10036. The address for Morgan Stanley Investment Management Inc. is 522 5th Avenue, 6th Floor, New York, NY 10036.

(12)

The number of shares beneficially owned (and other information in this footnote) is as of December 31, 2020, based on a Schedule 13G/A filed on February 10, 2021 with the SEC by The Vanguard Group, Inc. The Vanguard Group, Inc. beneficially owns 772,406 shares of Class A Stock and has sole dispositive power with respect to 753,268 of these shares, shared voting power with respect to 13,344 of these shares, and shared dispositive power with respect to 19,138 of these shares. The address for The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

(13)

The number of shares beneficially owned (and other information in this footnote) is as of February 4, 2021, based on a Schedule 13G filed on February 12, 2021 with the SEC by Citadel Securities LLC (“Citadel Securities”), CALC IV LP (“CALC4”), Citadel Securities GP LLC (“CSGP”), Citadel Advisors LLC (“Citadel Advisors”), Citadel Advisors Holdings LP (“CAH”), Citadel GP LLC (“CGP”), and Mr. Kenneth Griffin (collectively with Citadel Securities, CALC4, CSGP, Citadel Advisors, CAH, and CGP, the “Citadel Persons”) with respect to shares of Class A Stock held by Citadel Securities, Citadel Equity Fund Ltd. (“CEFL”), and Citadel Multi-Strategy Equities Master Fund Ltd. (“CM”). CALC4 is the non-member manager of Citadel Securities. CSGP is the general partner of CALC4. Citadel Advisors is the portfolio manager for CEFL and CM. CAH is the sole member of Citadel Advisors. CGP is the general partner of CAH. Mr. Griffin is the President and Chief Executive Officer of CGP, and owns a controlling interest in CGP and CSGP. Citadel Securities, CALC4, and CSGP may be deemed to beneficially own 555,037 shares of Class A Stock and have shared voting and dispositive power with respect to all of these shares. Citadel Advisors, CAH, and CGP may be deemed to beneficially own 23,079 shares of Class A Stock and have shared voting and dispositive power with respect to all of these shares. Mr. Griffin may be deemed to beneficially own 578,116 shares of Class A Stock and has shared voting and dispositive power with respect to all of these shares. The address for each of the Citadel Persons is 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603.

(14)

Shares of Common Stock held by the directors and current executive officers as a group consist of (i) 2,205 shares of Class A Stock, (ii) options exercisable on or within 60 days after March 29, 2021 to purchase an aggregate of 555,350 shares of Class A Stock, and (iii) 1,961,668 shares of Class B Stock, which are convertible into the same number of shares of Class A Stock at any time at the option of the holder.

6	MICROSTRATEGY | 2021 Proxy Statement

EXECUTIVE OFFICERS OF THE COMPANY

Our executive officers and their ages and positions as of April 15, 2021 are as follows:

Name	Age	Title
Michael J. Saylor	56	Chairman of the Board & Chief Executive Officer
Phong Q. Le	44	President & Chief Financial Officer
Timothy E. Lang	48	Senior Executive Vice President & Chief Technology Officer
W. Ming Shao	52	Senior Executive Vice President, General Counsel & Secretary

Set forth below is certain information regarding the professional experience of each of the above-named persons. There are no family relationships among any of our executive officers or directors.

Michael J. Saylor has served as Chief Executive Officer and Chairman of the Board since founding MicroStrategy in November 1989 and has previously served as President from November 1989 to November 2000, from January 2005 to October 2012, and from January 2016 to July 2020. Prior to that, Mr. Saylor was employed by E.I. du Pont de Nemours & Company as a venture manager from 1988 to 1989 and by Federal Group, Inc. as a consultant from 1987 to 1988. Mr. Saylor received an S.B. in Aeronautics and Astronautics and an S.B. in Science, Technology, and Society from the Massachusetts Institute of Technology.

Phong Q. Le has served as President & Chief Financial Officer since July 2020 and previously served as Senior Executive Vice President, Chief Operating Officer & Chief Financial Officer from April 2020 to July 2020, Senior Executive Vice President & Chief Operating Officer from November 2019 to April 2020, Senior Executive Vice President, Chief Operating Officer, Chief Financial Officer & Treasurer from June 2018 to November 2019, and Senior Executive Vice President, Chief Financial Officer & Treasurer from August 2015 to June 2018. Prior to joining MicroStrategy, Mr. Le served as the chief financial officer of XO Communications, a privately-held telecommunications company, from August 2014 to August 2015. From March 2010 to August 2014, Mr. Le held senior positions at NII Holdings, a Nasdaq-listed telecommunications company, including vice president of financial planning and analysis, vice president of strategy and business operations, and vice president of strategic finance. Prior to that, Mr. Le worked in the consulting practice at Deloitte from 1998 to 2010, where he held various positions, including senior manager. Mr. Le holds a B.S. in Biomedical and Chemical Engineering from The Johns Hopkins University and an M.B.A. from the Sloan School of Management at the Massachusetts Institute of Technology.

Timothy E. Lang has served as Senior Executive Vice President & Chief Technology Officer since November 2014 and previously served as Senior Vice President, Analytics, a position he had held since September 2014. Prior to joining MicroStrategy, Mr. Lang served as the chief product officer for Talemetry Inc., a leading provider of talent generation SaaS solutions, from September 2010 to September 2014 and as vice president, product for SAP SE from January 2008 to September 2010. Prior to that, Mr. Lang held positions at SAP BusinessObjects and Crystal Decisions. Mr. Lang received a B.Soc.Sci. in Information Management from the University of Melbourne.

W. Ming Shao has served as Senior Executive Vice President, General Counsel & Secretary since December 2014 and has previously served in other senior positions, including Executive Vice President & General Counsel, Senior Vice President & General Counsel, and Senior Vice President & Deputy General Counsel, since joining MicroStrategy in February 2000. Prior to that, Mr. Shao was a lawyer practicing at the global law firm Hogan & Hartson L.L.P. (now Hogan Lovells US LLP). Mr. Shao received an A.B. in Government from Cornell University and a J.D. from Harvard Law School.

MICROSTRATEGY | 2021 Proxy Statement	7

PROPOSAL 1—ELECTION OF DIRECTORS

The Board proposes the election of the persons listed below as directors of the Company. Each current director of the Company has been nominated for re-election. The persons named in the proxy card will vote to elect as directors the five nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board. Each director will be elected to hold office until the next annual meeting of stockholders and until the election and qualification of his successor or his earlier death, resignation, or removal. The Board may elect additional directors in the future in accordance with the Company’s Amended and Restated By-laws.

Nominees

Set forth below, for each nominee, is his name, age, position with the Company, principal occupation and business experience during at least the past five years, the year of commencement of his term as a director of the Company, and the names of other public companies in which he currently holds directorships or has held directorships during at least the past five years, as applicable. We have also presented information below regarding each nominee’s specific experience, qualifications, attributes, and skills that led our Board to conclude that he should serve as a director.

Michael J. Saylor Chairman of the Board & Chief Executive Officer Age: 56 Director since: 1989 Board Committees: None

Mr. Saylor has served as Chief Executive Officer and Chairman of the Board since founding MicroStrategy in November 1989 and has previously served as President from November 1989 to November 2000, from January 2005 to October 2012, and from January 2016 to July 2020. Prior to that, Mr. Saylor was employed by E.I. du Pont de Nemours & Company as a venture manager from 1988 to 1989 and by Federal Group, Inc. as a consultant from 1987 to 1988. Mr. Saylor received an S.B. in Aeronautics and Astronautics and an S.B. in Science, Technology, and Society from the Massachusetts Institute of Technology.

Qualifications: We believe that Mr. Saylor is well-suited to serve on our Board due to his position as our Chief Executive Officer and his more than 25 years with the Company, including as its founder. In addition to his leadership expertise, Mr. Saylor is regarded as a technology visionary and has deep knowledge of the Company’s history, strategy, technology, and culture, as well as unique insight into the Company’s product development, marketing, finance, and operations.

Stephen X. Graham Independent Director Age: 68 Director since: 2014 Board Committees: Audit (Chair)	Mr. Graham has been a member of the Board since April 2014. Mr. Graham is currently president of CrossHill Financial Group, Inc., a private merchant bank and advisory firm that he founded in 1988, and has been a general partner of CrossHill Georgetown Capital, L.P. since 2000 and CrossHill Debt II, L.P. since 2004 and a manager of CrossHill Georgetown Management, LLC since 2000. Mr. Graham has also been chairman of the board of directors of Meteor Affinity, Inc., a marketing and advertising company operating the Official NASCAR Members Club and a portfolio company of CrossHill Debt II, L.P., since 2009 and chief executive officer since 2014. Prior to that, Mr. Graham was a principal with Kidder, Peabody & Co. and held positions with Merrill Lynch & Co. and Arthur Young & Co. (which later became part of Ernst & Young LLP). Mr. Graham was a member of the board of directors of TNS, Inc., a former New York Stock Exchange-listed global data communications and interoperability solutions company, from 2003 until the company’s acquisition by Siris Capital Group, LLC in 2013. While a member of the board of directors of TNS, Inc., Mr. Graham served as chairman of the audit committee from 2003 to 2013 and as chairman of the board of directors from 2012 to 2013. Mr. Graham also served as a member of the board of directors of Speedus Corp. from 2009 to 2011. Mr. Graham also previously served as a member of the board of directors of Credit Management Solutions, Inc., a former Nasdaq-listed credit processing software company, and several private companies. Mr. Graham received a B.S.B.A. from Georgetown University and an M.B.A. from the University of Chicago Booth School of Business.

8	MICROSTRATEGY | 2021 Proxy Statement

Qualifications: We believe that Mr. Graham is well-suited to serve on our Board due to his substantial executive experience and his experience as an outside director and audit committee member, which provides the Board with important perspectives on financial matters.

Jarrod M. Patten Independent Director Age: 49 Director since: 2004 Board Committees: Audit, Compensation

Mr. Patten has been a member of the Board since November 2004. Mr. Patten founded RRG, a global real estate consulting and advisory firm, and has served as the firm’s president and chief executive officer since its inception in 1996. RRG is an international consulting firm specializing in the development and implementation of enterprise-wide audit and cost control strategies that heighten operational controls, lower operating costs, increase transparency, and extend cost accountability for RRG’s geographically diverse client base. Mr. Patten received a B.S. in Biology and a B.A. in Biological Anthropology and Anatomy from the Trinity College of Arts and Sciences at Duke University.

Qualifications: We believe that Mr. Patten is well-suited to serve on our Board due to his leadership and management expertise as a chief executive officer, his international business, finance, and corporate compliance experience, and his extensive knowledge of cost and operational controls.

Leslie J. Rechan Independent Director Age: 59 Director since: 2018 Board Committees: Compensation

Mr. Rechan has been a member of the Board since March 2018. Mr. Rechan has served as chief operating officer of PROS Holdings, Inc., a publicly-traded cloud software company, since May 2020. From September 2017 to May 2020, Mr. Rechan served as president and chief executive officer and a director of Solace Corp., a privately-held smart data movement solutions company. Prior to that, Mr. Rechan served as president and chief executive officer and a director of Halogen Software, a cloud-based talent management software provider, from May 2015 to May 2017. Previously, he served as general manager from November 2011 to April 2014 and as vice president, sales, solutions, and services from February 2008 to October 2011 of IBM Business Analytics, a software group at IBM Corp. He also served as chief operating officer of Cognos Inc. from 2006 to 2008. Prior to Cognos, Mr. Rechan worked at Siebel Systems, Inc. and then Oracle Corporation upon its acquisition of Siebel Systems in 2006. From March 2006 to May 2006, Mr. Rechan served as senior vice president and global general manager, CRM strategy at Oracle. From 2004 to 2006, Mr. Rechan served as senior vice president and general manager of Americas sales of Siebel Systems and served in the same capacity for the global manufacturing and distribution industries business unit of Siebel Systems. Mr. Rechan served as senior vice president and general manager of North American worldwide field operations of Cadence Design Systems Inc. from 2003 to 2004. He served as president and chief operating officer of Onyx Software Corp. from 2001 to 2002. Prior to 2001, Mr. Rechan held several leadership positions at IBM across field sales, systems engineering, services, solutions, development, and general management in North America, Europe, and Asia Pacific. From May 2015 to May 2020, Mr. Rechan served on the board of directors and audit committee of PROS Holdings, Inc. Mr. Rechan received a B.S. in Electrical Engineering and a B.A. in Organizational Behavior from Brown University and an M.A. in Management from Northwestern University.

Qualifications: We believe that Mr. Rechan is well-suited to serve on our Board due to his expertise in corporate strategy and development in the enterprise software sector and his extensive experience in international operations, sales, and services.

MICROSTRATEGY | 2021 Proxy Statement	9

Carl J. Rickertsen Independent Director Age: 61 Director since: 2002 Board Committees: Compensation (Chair), Audit

Mr. Rickertsen has been a member of the Board since October 2002. Mr. Rickertsen is currently managing partner of Pine Creek Partners LLC and Iris Partners LLC, each a private equity investment firm, positions he has held since January 2004. From January 1998 to January 2004, Mr. Rickertsen was chief operating officer and a partner at Thayer Capital Partners, a private equity investment firm. From September 1994 to January 1998, Mr. Rickertsen was a managing partner at Thayer. Mr. Rickertsen was a founding partner of three Thayer investment funds totaling over $1.4 billion and is a published author. Mr. Rickertsen has served as a member of the boards of directors and audit committees of Apollo Senior Floating Rate Fund Inc. and Apollo Tactical Income Fund Inc., each of which is a closed-end management investment company, since 2011 and 2013, respectively. He has also served as a member of the board of directors and audit and compensation committees of Berry Global Inc., a global manufacturer and marketer of value-added plastic consumer packaging and engineered materials, since January 2013. From April 2012 to October 2016, Mr. Rickertsen was a member of the board of directors and compensation committee of Noranda Aluminum Holding Corporation, an integrated producer of value-added primary aluminum products and rolled aluminum coils. From April 2003 to January 2010, Mr. Rickertsen was a member of the board of directors and audit committee of Convera Corporation, a publicly-traded search-engine software company. From March 2004 to September 2008, Mr. Rickertsen was a member of the board of directors and compensation committee of UAP Holding Corp., a distributor of farm and agricultural products. Mr. Rickertsen received a B.S. from Stanford University and an M.B.A. from Harvard Business School.

Qualifications: We believe that Mr. Rickertsen is well-suited to serve on our Board due to his finance and capital markets experience across various industries and his experience as an outside director of several public companies, which provides the Board with important perspectives on corporate governance matters.

The Board Recommends a Vote “FOR” Each of the Nominees Named Herein for Election as Director.	✔

10	MICROSTRATEGY | 2021 Proxy Statement

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS AND ITS COMMITTEES

Related Person Transaction Policy and Related Person Transactions

We have adopted a formal written policy and procedure for the review, approval, and ratification of related person transactions, as defined under the rules and regulations promulgated by the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The policy covers any transaction in which we were or are to be a participant, the amount involved exceeds $120,000, and any related person had or will have a direct or indirect material interest. For purposes of the policy, a related person is defined to be any of the following: (i) a director, director nominee, or executive officer of the Company since the beginning of the Company’s last fiscal year; (ii) a beneficial owner of more than 5% of any class of the Company’s voting securities; (iii) a member of a foregoing person’s immediate family; and (iv) any entity in which one or more of the foregoing persons, individually or in the aggregate, has or had a greater than 10% ownership interest. The policy generally requires any proposed related person transaction to be reported to our General Counsel and reviewed and approved by the Audit Committee of the Board (the “Audit Committee”) prior to effectiveness or consummation of the transaction, whenever practical. If the General Counsel determines that advance approval of a related person transaction is not practical under the circumstances, the Audit Committee must review the transaction and, in its discretion, may ratify the related person transaction at its next meeting. For transactions arising between meetings of the Audit Committee, the Chair of the Audit Committee can approve the transaction, subject to ratification by the Audit Committee at its next meeting. If the General Counsel first learns of a related person transaction after such transaction has already taken place, the Audit Committee must review the transaction and, in its discretion, may ratify the related person transaction at its next meeting. Related person transactions involving compensation of executive officers must be reviewed and approved in accordance with the Company’s then-existing executive compensation policies or procedures as approved by the Board or an independent committee thereof.

The Audit Committee may approve or ratify a related person transaction only if the Audit Committee determines that, under the circumstances, the transaction is in our best interests. The Audit Committee may impose conditions on the related person transaction as it deems appropriate. In making such determination, the Audit Committee reviews and considers the following, among other factors:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Any related person transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature is reviewed by the Audit Committee annually.

In addition to the procedures set forth in the policy, we have multiple processes for reporting conflicts of interest, including related person transactions, to the Audit Committee. Under our Code of Conduct, all employees are required to report any transaction, relationship, or other circumstance that constitutes a conflict of interest for such employee to the General Counsel or to the Audit Committee, as appropriate. We also annually distribute questionnaires to our executive officers and members of the Board requesting certain information regarding, among other things, their immediate family members, employment, and beneficial ownership interests, which information is then reviewed for any conflict of interest under the Code of Conduct and for any related person transaction under the policy.

Except as may be the case with respect to the matters discussed in the immediately following section and as may otherwise be disclosed in “Executive and Director Compensation—Executive Officer Compensation” or “Executive and Director Compensation—Director Compensation,” there have been no related person transactions required to be reported pursuant to rules or regulations promulgated by the Exchange Act since the beginning of 2020.

MICROSTRATEGY | 2021 Proxy Statement	11

Board of Directors

Our Board is currently comprised of Messrs. Saylor, Graham, Patten, Rechan, and Rickertsen. During 2020, the Board met 11 times and acted by unanimous written consent one time. During 2020, all Board members attended all the meetings of the Board. The Board has determined that each of the Company’s non-employee directors is an independent director as defined in Rule 5605(a)(2) of the Nasdaq Stock Market, Inc. (“Nasdaq”) Marketplace Rules. Mr. Saylor is not an independent director under Rule 5605(a)(2) because he is our Chief Executive Officer (“CEO”). Independent directors collectively constituted during 2020, currently constitute, and following the Annual Meeting will constitute a majority of the Board.

The independent members of the Board regularly meet in executive sessions without any employee director or other members of management in attendance.

Controlled Company

We are a “controlled company” as defined in Rule 5615(c)(1) of the Nasdaq Marketplace Rules because more than 50% of the voting power of the Company is controlled by our Chairman of the Board & CEO, Michael J. Saylor.

Because we qualify as a controlled company, we are not required to have a majority of our Board be comprised of independent directors. Additionally, our Board is not required to have an independent compensation or nominating committee or to have the independent directors exercise the nominating function. We are also not required to have the compensation of our executive officers be determined by a compensation committee of independent directors or a majority of the independent members of our Board. In addition, we are not required to empower our Compensation Committee of the Board (the “Compensation Committee”) with the authority to engage the services of any compensation consultants, legal counsel, or other advisors or to have the Compensation Committee assess the independence of compensation consultants, legal counsel, or other advisors that it engages.

In light of our status as a controlled company, our Board has determined not to establish an independent nominating committee or have its independent directors exercise the nominating function and has elected instead to have the Board be directly responsible for nominating members of the Board. As mentioned above, the majority of our Board is currently comprised of independent directors, and our Board has established a Compensation Committee comprised entirely of independent directors. For more information regarding how we determine our executive compensation in light of our status as a controlled company, please see “Executive and Director Compensation—Compensation Discussion and Analysis” below.

Audit Committee

The Board has established a standing Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act and adopted the Amended and Restated Charter for the Audit Committee, which is publicly available on the Corporate Governance section of our website, www.microstrategy.com/en/investor-relations. The Audit Committee reviews our accounting and financial reporting processes, the internal and external audits of our financial statements, and the effectiveness of our controls over financial reporting, provides the opportunity for direct contact between our independent registered public accounting firm and the Board, and provides information about significant financial matters to the Board.

The Audit Committee is currently comprised of Messrs. Graham (Chair), Patten, and Rickertsen. During 2020, the Audit Committee met six times and acted by unanimous written consent four times. All members attended all the meetings of the Audit Committee.

The Board has determined that each member of the Audit Committee meets the Nasdaq Marketplace Rules’ definition of an independent director for audit committee purposes, as well as the independence requirements of Rule 10A-3 under the Exchange Act. The Board has designated Mr. Graham as an audit committee financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K. Additional information regarding the Audit Committee and its functions and responsibilities is included in this proxy statement under the caption “Audit Committee Report.”

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Compensation Committee

The Board has established a standing Compensation Committee and adopted the Third Amended and Restated Charter for the Compensation Committee, which is publicly available on the Corporate Governance section of our website, www.microstrategy.com/en/investor-relations. The Compensation Committee determines the compensation arrangements of our CEO, awards under the MicroStrategy Incorporated 2013 Stock Incentive Plan (the “2013 Equity Plan”), and arrangements relating to certain perquisites and personal benefits provided to our executive officers and performs other functions related to compensation matters.

The Compensation Committee is currently comprised of Messrs. Rickertsen (Chair), Patten, and Rechan. During 2020, the Compensation Committee met two times and acted by unanimous written consent five times. All members attended all the meetings of the Compensation Committee.

The Board has determined that each member of the Compensation Committee meets the Nasdaq Marketplace Rules’ definition of an independent director for compensation committee purposes, as well as the independence requirements of Rule 10C-1 under the Exchange Act. Each member of the Compensation Committee is also a non-employee director, as defined in Rule 16b-3 under the Exchange Act. Additional information regarding the Compensation Committee and its functions and responsibilities is included in this proxy statement under the captions “Executive and Director Compensation—Compensation Discussion and Analysis” and “Executive and Director Compensation—Compensation Committee Report.”

Board Leadership Structure

Mr. Saylor, our CEO, is also the Chairman of the Board. Our Board has determined that having the same individual hold both positions is appropriate for a controlled company, in the best interests of MicroStrategy and our stockholders, and consistent with good corporate governance for the following reasons:

•

Our CEO is more familiar with our business and strategy than an independent, non-employee Chairman would be and is thus better positioned to focus our Board’s agenda on the key issues facing our Company.

•	A single Chairman and CEO provides strong and consistent leadership for the Company without risking overlap or conflict of roles.

•	Oversight of our Company is the responsibility of our Board as a whole, and this responsibility can be properly discharged without an independent Chairman.

We do not have a lead independent director or a presiding director. However, the independent directors regularly meet in executive sessions of the Board. In light of our status as a controlled company, we believe that the structure of our Board provides an appropriate balance of management leadership and non-management oversight.

Oversight of Risk

Our Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our Board oversees risk management activities relating to business strategy, capital allocation, organizational structure, and certain operational risks. Our Audit Committee oversees risk management activities relating to financial controls and legal and compliance risks, and our Compensation Committee oversees risk management activities relating to the Company’s compensation policies and practices. In addition, since risk issues often overlap, committees from time to time can request that the full Board discuss particular risk issues.

Director Candidates

As noted above, we do not have a standing nominating committee and the functions of evaluating and selecting directors are performed by the Board as a whole. The Board will, from time to time, evaluate biographical information and background materials relating to potential candidates and interview selected candidates. The Board does not currently have a charter or written policy with respect to the nomination process.

MICROSTRATEGY | 2021 Proxy Statement	13

In considering whether to nominate any particular candidate for election to the Board, the Board uses various criteria to evaluate each candidate, including each candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest, and ability to act in the interests of our stockholders. The Board also considers whether a potential nominee would satisfy the Nasdaq Marketplace Rules’ definition of an independent director and the SEC’s definition of an audit committee financial expert. The Board does not set specific minimum qualifications or assign specific weights to particular criteria and no particular criterion is a prerequisite for a prospective nominee. Our Board does not have a formal policy with respect to diversity, but we believe that the backgrounds and qualifications of our directors, considered as a group, should reflect a diverse set of experiences, knowledge, and abilities that will allow the Board to fulfill its responsibilities. The Board considers such diversity when evaluating prospective nominees.

Due to our status as a controlled company under Nasdaq Marketplace Rules, we do not have a formal policy with respect to the consideration of director candidates recommended by our stockholders. Stockholder recommendations relating to director nominees or other proposals may be submitted in accordance with the procedures set forth above under “Information Regarding the Annual Meeting of Stockholders—Stockholder Proposals.” Any stockholder nominations proposed for consideration should include the nominee’s name and qualifications. Such nominations will be evaluated in the same manner as nominations by members of the Board, management, or other parties. Stockholders may also send communications to the Board in accordance with the procedures set forth below under “Corporate Governance and the Board of Directors and its Committees—Communicating with the Board of Directors.”

Directors’ Attendance at Annual Meeting of Stockholders

Although we do not have a policy with respect to directors’ attendance at our Annual Meeting, all directors are encouraged to attend the Annual Meeting. Four of the five members of the Board attended the 2020 Annual Meeting of Stockholders, which was held in virtual format only.

Communicating with the Board of Directors

Stockholders who wish to send communications to the Board may do so by writing to the General Counsel of MicroStrategy, c/o MicroStrategy Incorporated, 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182. The mailing envelope must clearly indicate that the enclosed letter is a “Stockholder-Board Communication.” All such letters must identify the author as a stockholder and include the stockholder’s full name, address, and a telephone number. If the letter is intended for a specific Board member, the name of such Board member should be noted in the communication. The General Counsel will forward any such correspondence to the intended recipient. However, prior to doing so, the General Counsel or his designee will review such correspondence and, in his or her discretion, may not forward communications that relate to ordinary business affairs, communications that are primarily commercial in nature or personal grievances, or communications that relate to an improper or irrelevant topic or are otherwise inappropriate for the Board’s consideration.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers, and holders of more than 10% of our Class A Stock to file reports of their ownership and changes in ownership of our Class A Stock with the SEC. Based solely on our review of the reports filed during 2020 and written representations from our directors and officers that no other reports were required, all Section 16(a) filing requirements were satisfied with respect to 2020, except that a Form 4 for each of Phong Q. Le, Timothy E. Lang, W. Ming Shao, and Jeanine Montgomery that was due on November 17, 2020 was filed late on November 19, 2020.

Code of Ethics

The Board, through its Audit Committee, has adopted a Code of Ethics that applies to MicroStrategy’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and such other personnel of MicroStrategy or its majority-owned subsidiaries as may be designated from time to time by the Chair of the Audit Committee. The Code of Ethics, as amended, is publicly available on the Corporate Governance section of our website, www.microstrategy.com/en/investor-relations. We intend to disclose any amendments to the Code of Ethics or any waiver from a provision of the Code of Ethics on the Corporate Governance section of our website, www.microstrategy.com/en/investor-relations.

14	MICROSTRATEGY | 2021 Proxy Statement

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

This section explains our executive compensation philosophy and objectives, how our objectives are implemented, the elements of our executive compensation program, and the decisions made with respect to 2020 regarding the compensation of each of our executive officers who served in 2020. We refer to the following individuals in our Compensation Discussion and Analysis as our “executive officers”:

Michael J. Saylor Chairman of the Board & Chief Executive Officer

Phong Q. Le President & Chief Financial Officer	Timothy E. Lang Senior Executive Vice President & Chief Technology Officer	W. Ming Shao Senior Executive Vice President, General Counsel & Secretary

All of these individuals and Lisa Mayr, our former Senior Executive Vice President & Chief Financial Officer, constitute our “named executive officers” for 2020 (as defined in Item 402(a)(3) of Regulation  S-K).

General Philosophy and Compensation Objectives: Performance, Alignment, and Retention

The goal of our compensation program for our executive officers is the same as our goal for operating the Company—to create long-term value for our stockholders. In furtherance of this goal, our executive compensation program is designed to reward, motivate, and provide incentives for exceptional individual performance and effective leadership by our executive officers, to reward executive officers for superior financial and operating results of the Company, and to align our executive officers’ interests with those of our stockholders. It is also designed to attract and retain executive officers who may be presented with other professional opportunities, including ones at potentially higher compensation levels, by providing an overall compensation package that is market competitive over time and provides significant long-term incentives through the grant of equity awards. These objectives serve as the basis for determining the overall compensation of each executive officer, all in the context of general economic and industry conditions and Company performance.

Key elements of our executive compensation program for 2020 that were designed to achieve these objectives included:

•	a base salary for each of our executive officers, other than Mr. Saylor, designed to help retain them and reward them for overall performance;

•

a discretionary annual cash bonus target for each of Messrs. Le, Lang, and Shao and Ms. Mayr designed to help retain, reward, and motivate them based on a subjective evaluation of their achievement of strategic, operational, and financial objectives in their areas of responsibility that support our goal of enhancing stockholder value;

•

long-term incentives in the form of restricted stock units (“RSUs”) granted to each of Messrs. Le, Lang, and Shao under the 2013 Equity Plan, designed to provide them with long-term performance-based incentives that are intended to further align their interests with those of our stockholders; and

•

a one-time advance bonus arrangement for Ms. Mayr in connection with the commencement of her employment with the Company that was paid to her in January 2020, which Ms. Mayr was permitted to retain as part of her severance arrangements in connection with her resignation from the Company in April 2020, the retention of a one-time reporting bonus paid to Ms. Mayr in 2019 in connection with the commencement of her employment that would have otherwise been recoverable by the Company upon her resignation, and a severance payment of $275,000 that was paid to Ms. Mayr in connection with her resignation.

We also provided each of our executive officers with certain perquisites and other benefits in 2020 that the Compensation Committee or CEO, as applicable, believes are reasonable and consistent with the objectives of our executive compensation program. Perquisites comprised the most significant portion of Mr. Saylor’s 2020 compensation, principally as a result of security and transportation-related benefits and associated tax gross-up payments that are discussed below.

MICROSTRATEGY | 2021 Proxy Statement	15

In determining executive officer compensation for 2020, the Compensation Committee and CEO considered the stockholder support that the “say-on-pay” proposal received at our May 27, 2020 Annual Meeting of Stockholders. Based on such considerations, for 2020, the Compensation Committee and CEO determined not to make significant changes to our compensation mix and other compensation policies since the “say-on-pay” vote, except for the RSU grants to certain executive officers. We believe that RSUs will enhance our ability to attract, retain, reward, and motivate persons who are expected to make important contributions to the Company and provide long-term performance-based incentives that will further align our executive officers’ interests with those of our stockholders, while incurring less dilution than would be expected if we had continued solely to grant stock option awards to executive officers. We believe that our compensation program is effectively designed to implement our objectives and is aligned with the interests of our stockholders.

Implementing Our Objectives

Role of the Compensation Committee and CEO

The Compensation Committee has the authority and responsibility to develop, adopt, and implement compensation arrangements for the CEO. Consistent with the Nasdaq Marketplace Rules applicable to controlled companies, the Board has delegated to the CEO the authority and responsibility to develop, adopt, and implement compensation arrangements for all executive officers other than himself. The CEO makes compensation determinations regarding other executive officers in periodic consultation with the Compensation Committee. However, the Compensation Committee determines awards under the 2013 Equity Plan and arrangements relating to certain perquisites and personal benefits provided to our executive officers. Neither the Company nor the Compensation Committee engaged a third-party compensation consultant to help determine or provide input regarding the determination of the 2020 compensation for the CEO or other executive officers.

Determining Compensation

Our executive compensation decisions are primarily based on a review of our performance and a subjective assessment of the executive officer’s performance during the year against strategic, operational, and financial objectives. The Compensation Committee or the CEO, as applicable, also takes into account the scope of the executive officer’s responsibilities, unique leadership skills and management experience, strengths and abilities in his respective area of responsibility, employment and compensation history with us, overall compensation arrangements, and long-term potential to enhance stockholder value, all in the context of general economic and industry conditions and Company performance. Specific factors that may affect executive compensation decisions include:

•	key financial metrics, such as revenues, bookings, cost of revenues, operating expenses, operating income, operating margins, and earnings per share; and

•

strategic and operational objectives, such as bitcoin-related initiatives and business strategy, operational, financial, and human capital management initiatives, technological innovation and product release execution, sales execution and performance, customer service, engagement, and consulting initiatives, development and execution of marketing initiatives, and oversight of corporate governance, commercial contracts, legal risk management, and other legal matters.

The Compensation Committee or the CEO, as applicable, subjectively combines the compensation elements for each executive officer in a manner that the Compensation Committee or the CEO believes is consistent with the executive officer’s role and contributions to the Company. The Compensation Committee and CEO incorporate flexibility into our compensation program and the assessment process to respond to and adjust for an evolving and dynamic business environment. We believe that our executive compensation program promotes long-term value to stockholders by retaining key executive officers and rewarding them, as applicable, for increases in the market price of our Class A Stock and for financial and operational results that are expected to contribute to long-term stockholder value.

The CEO generally establishes performance-based cash bonus arrangements and makes determinations regarding adjustments to base salary and cash bonus targets for our other executive officers in the first quarter of each year. Determinations regarding the actual payment of bonuses are generally made in the first quarter following the applicable performance period.

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The Compensation Committee and CEO did not conduct benchmarking in establishing compensation arrangements for any of the executive officers, but instead established compensation based on their respective subjective determinations of the factors discussed above. The Compensation Committee also considered recommendations from the CEO in establishing compensation arrangements. The Compensation Committee and CEO did not assign relative weights to Company and individual performance in establishing these compensation arrangements, but instead made respective subjective determinations after considering such performances collectively.

Employment and Severance Agreements

As a general matter, our executive officers do not have standing employment, severance, or change-of-control agreements. However, Ms. Mayr’s offer letter in connection with the commencement of her employment with the Company included a one-time reporting bonus of $100,000, a one-time advance bonus payment with respect to 2020 of $300,000, a discretionary cash bonus target of $250,000 for 2020, and a severance arrangement in the event that her employment was terminated without cause, as defined in the offer letter. In connection with her resignation from the Company in April 2020, Ms. Mayr entered into an additional agreement with the Company, which superseded the severance arrangement in her offer letter and provided for a lump-sum cash payment of $275,000 and permitted Ms. Mayr to retain her one-time reporting bonus of $100,000 and her advance bonus payment with respect to 2020 of $300,000.

Our CEO serves at the will of the Board, and the other executive officers serve at the will of the Board and the CEO. This approach is consistent with our employment and compensation philosophy that relies significantly upon providing incentives based on performance and aligning the interests of executive officers with those of our stockholders.

Equity Ownership Guidelines

As of March 29, 2021, Mr. Saylor beneficially owned 400,000 shares of Class A Stock (in the form of a fully vested option to purchase 400,000 shares of Class A Stock) and 1,961,668 shares of Class B Stock, collectively representing 71.9% of the total voting power and 23.3% of the total equity interest in the Company. Given the significant equity stake already held by Mr. Saylor, we do not believe that any equity ownership guidelines would be meaningful.

Prohibition on Hedging Transactions

Our insider trading policy prohibits our directors, officers, and employees (and anyone acting on their behalf) from, among other things, buying put options, selling call options, and purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

Elements Used to Achieve 2020 Compensation Objectives

The principal elements of our 2020 compensation program for Mr. Saylor were a stock option award under the 2013 Equity Plan granted in 2014 and perquisites consisting principally of security and transportation-related benefits and associated tax gross-up payments. The principal elements of our 2020 compensation program for each of Messrs. Le and Lang were a base salary, a discretionary annual cash bonus target, stock option awards under the 2013 Equity Plan granted in 2015, 2017, 2018, and 2019, and RSUs under the 2013 Equity Plan granted in 2020. The principal elements of our 2020 compensation program for Mr. Shao were a base salary, a discretionary annual cash bonus target, stock option awards under the 2013 Equity Plan granted in 2014, 2015, 2018, and 2019, and RSUs under the 2013 Equity Plan granted in 2020. The principal elements of our 2020 compensation program for Ms. Mayr were a base salary, a discretionary annual cash bonus target, a stock option award under the 2013 Equity Plan granted in 2019, and a one-time advance bonus arrangement in connection with the commencement of her employment with the Company that was paid to her in January 2020. In connection with her resignation from the Company in April 2020, Ms. Mayr entered into an additional agreement with the Company that provided for a severance payment of $275,000 and the retention of the one-time reporting bonus paid to Ms. Mayr in 2019 in connection with the commencement of her employment and the one-time advance bonus that was paid to her in January 2020, each of which would have otherwise been recoverable by the Company upon her resignation. We also provided each of our executive officers with certain perquisites and other benefits in 2020 that the Compensation Committee or CEO, as applicable, believes are reasonable and consistent with the objectives of our executive compensation program. Each of these compensation elements satisfies one or more of our performance, alignment, and retention objectives, as described more fully below.

MICROSTRATEGY | 2021 Proxy Statement	17

Base Salary

We provide cash compensation in the form of base salary to help (i) attract and retain talented executive officers and (ii) reward overall performance by our executive officers. For 2020, a competitive base salary was an important component of compensation as it provided a degree of financial stability for each of our executive officers other than Mr. Saylor.

In September 2014, at Mr. Saylor’s request, the Compensation Committee reduced Mr. Saylor’s annual base salary to $1. The Compensation Committee considered that following the reduction in Mr. Saylor’s salary and elimination of his incentive cash bonus arrangement, a larger percentage of Mr. Saylor’s compensation would be directly tied to the Company’s stock performance, which is consistent with the Company’s compensation policies approved by stockholders at our 2020 Annual Meeting of Stockholders, and that such change would not adversely impact his financial stability. The Compensation Committee considered Mr. Saylor’s compensation arrangements in April 2020 and April 2021 and, in each case at Mr. Saylor’s request, left his annual base salary at $1.

In February 2020, the CEO adjusted the base salaries for Messrs. Le, Lang, and Shao, effective February 1, 2020, as indicated in the table below. In February 2021, the CEO adjusted the base salaries for Messrs. Le, Lang, and Shao, effective January 1, 2021, as indicated in the table below.

	Base Salary as of January 1, 2020 ($)	Base Salary as of February 1, 2020 ($)	Base Salary as of January 1, 2021 ($)
Phong Q. Le	673,000	750,000	900,000
Timothy E. Lang	492,000	550,000	600,000
W. Ming Shao	528,000	550,000	600,000

In making these determinations, the CEO did not assign relative weights to Company and individual performance, but instead made subjective determinations that the amounts of base salary were appropriate and in so doing considered the following general factors:

•

each executive officer’s individual performance, as measured against various strategic, operational, and financial objectives in such executive officer’s area of responsibility such as operational excellence and revenue growth, as well as (i) operational, financial, and human capital management initiatives, sales execution and performance, customer service, engagement, and consulting initiatives, and development and execution of marketing initiatives for Mr. Le in connection with the establishment of his base salary for 2020 and in addition, with respect to the establishment of Mr. Le’s base salary for 2021, the additional responsibilities he undertook in connection with his assumption of the President and Chief Financial Officer (“CFO”) roles, including bitcoin-related initiatives and business strategy and his efforts in structuring and executing the Company’s convertible note offerings, (ii) technological innovation and product release execution for Mr. Lang, and (iii) oversight of corporate governance, commercial contracts, legal risk management, and other legal matters for Mr. Shao in connection with the establishment of his base salary for 2020 and in addition, with respect to the establishment of Mr. Shao’s base salary for 2021, bitcoin-related initiatives and business strategy and his efforts in structuring and executing the Company’s convertible note offerings;

•	job responsibilities of each executive officer as we implement new business initiatives, focus on revenue growth, and adjust our strategic plan for an evolving business environment;

•

each executive officer’s strengths and abilities in his respective field, leadership skills, management experience, employment and compensation history, overall compensation arrangements, and long-term potential to enhance stockholder value;

•	the competitive market for talented managers with comparable experience and expertise; and

•	Company performance over the prior several quarters and motivation to grow the business in the future, as well as general economic and industry conditions.

Each position is unique, not only in function, but also in terms of the market norms for compensation and the pool of potential executives who may be available to fill that particular role. Given these unique conditions, determinations regarding base salaries are unique to each executive officer and do not necessarily reflect any comparative judgments.

Prior to her resignation in April 2020, Ms. Mayr’s annual base salary was $550,000.

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Cash Bonuses

Our cash bonus compensation is designed to help (i) attract and retain talented executive officers, (ii) reward achievement of strategic, operational, and financial objectives that support our goal of enhancing stockholder value, and (iii) motivate executive officers to achieve superior performance in their areas of responsibility. Together with our stock option awards and RSUs, our cash bonus compensation program is one of the main vehicles for providing performance-based compensation to executive officers. The Compensation Committee and CEO consider various factors in determining the form and structure of the cash bonus arrangement that is most appropriate for attracting, retaining, rewarding, and motivating the individual executive officer.

No Saylor Cash Bonus

In September 2014, at Mr. Saylor’s request, the Compensation Committee eliminated Mr. Saylor’s incentive cash bonus arrangement. The Compensation Committee considered that, following the reduction in Mr. Saylor’s salary and elimination of his incentive cash bonus arrangement, a larger percentage of Mr. Saylor’s compensation would be directly tied to the Company’s stock performance, which is consistent with the Company’s compensation policies approved by stockholders at our 2020 Annual Meeting of Stockholders, and that such change would not adversely impact his financial stability. The Compensation Committee considered Mr. Saylor’s compensation arrangements in April 2020 and April 2021 and, in each case at Mr. Saylor’s request, did not establish a cash bonus arrangement for him.

Discretionary Annual Cash Bonuses

For 2020, the compensation of Messrs. Le, Lang, and Shao included discretionary annual cash bonus targets established based on the CEO’s subjective evaluation of the appropriate targets to help retain, reward, and motivate the applicable executive officer. In making this determination, the CEO takes into account the same factors described above with respect to base salary determinations. In setting target bonus amounts, the CEO also considers his expectations for the business department headed by each executive officer and the executive officers’ potential for achieving the expectations. The CEO believed that a discretionary annual cash bonus arrangement was an appropriate mechanism for retaining, rewarding, and motivating Messrs. Le, Lang, and Shao with respect to 2020 because each of these executive officers was responsible for, among other things, strategic and operational objectives that cannot always be measured by traditional financial metrics, which objectives included (i) operational, financial, and human capital management initiatives, sales execution and performance, customer service, engagement, and consulting initiatives, development and execution of marketing initiatives, and the assumption of the CFO role in the case of Mr. Le, (ii) technological innovation and product release execution in the case of Mr. Lang, and (iii) oversight of corporate governance, commercial contracts, legal risk management, and other legal matters in the case of Mr. Shao. Ms. Mayr’s discretionary annual cash bonus target of $250,000 for 2020 was established in her offer letter.

The CEO determined to leave discretionary bonus targets for Messrs. Le, Lang, and Shao unchanged for 2021 after taking into consideration the factors described above.

In determining the bonus awards for Messrs. Le, Lang, and Shao with respect to 2020, the CEO subjectively determined each executive officer’s overall performance and achievement of various strategic, operational, and financial objectives, in relation to the target bonus amount that was previously established for the applicable executive officer, all in the context of general economic and industry conditions and Company performance. For example, the CEO subjectively determined that the executive officers enhanced our operational excellence, achieved specific elements of our long-term strategic plans, and implemented development of certain growth initiatives. In addition, the CEO subjectively determined that each of Messrs. Le, Lang, and Shao had made continued progress in the area of his responsibility. The CEO also considered (i) Mr. Le’s efforts in developing and implementing the Company’s bitcoin acquisition strategy, his efforts in structuring and executing the Company’s tender offer and convertible note offering, and the additional responsibilities he undertook in connection with his assumption of the President role and (ii) Mr. Shao’s efforts in implementing the corporate governance and regulatory compliance aspects of the bitcoin acquisition strategy and his efforts in structuring and executing the Company’s tender offer and convertible note offering. None of these achievements were assigned any specific weighting or dollar amount of the total bonus.

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The CEO calculated individual bonus payouts to each of Messrs. Le, Lang, and Shao utilizing the following formula:

Individual Annual Cash Bonus Target for 2020 ($)	X	Individual Achievement Percentage (%)	X	Company Performance Percentage (%)	=	Individual Bonus Payout ($)

Individual Achievement Percentage. The individual achievement percentage is based on the CEO’s subjective assessment of each executive officer’s overall performance and achievement of objectives for 2020. A higher performance assessment drives a higher individual percentage (and vice-versa) such that it is possible for an executive officer who exceeds performance expectations to receive an individual achievement percentage above 100% and for an executive officer with a low performance assessment to receive less than his bonus target or no bonus. The performance assessments were based on an overall subjective assessment of each executive officer’s performance and no single factor was determinative in the individual achievement percentage, nor was the impact of any individual factor on the individual achievement percentage quantifiable.

Company Performance Percentage. The Company performance percentage is based on the CEO’s subjective assessment of the Company’s overall business and product development achievements and financial performance. The CEO did not determine any pre-set range for the Company performance percentage and approved a Company performance percentage of 100% for 2020, which was equivalent to the average Company performance percentage used in determining bonuses for all Company employees on a discretionary bonus plan.

In the first quarter of 2021, the CEO determined the cash bonus awards to Messrs. Le, Lang, and Shao with respect to performance in 2020 as follows:

	Individual Annual Cash Bonus Target for 2020 ($)	Individual Achievement Percentage (%)	Company Performance Percentage (%)	Individual Bonus Payout ($)
Phong Q. Le	750,000	120	100	900,000
Timothy E. Lang	500,000	110	100	550,000
W. Ming Shao	500,000	110	100	550,000

Ms. Mayr did not receive her discretionary annual cash bonus related to 2020 because she resigned from the Company prior to the completion of the year.

One-time Bonuses

Ms. Mayr’s compensation in 2020 included a one-time advance bonus payment of $300,000 paid in January 2020. In connection with her resignation from the Company in April 2020, Ms. Mayr entered into an agreement with the Company providing for her retention of both this bonus payment and a one-time reporting bonus of $100,000 that she received in 2019, which would have otherwise been recoverable by the Company upon her resignation.

MicroStrategy Stock Options

From 2003 to 2013, we did not grant equity awards in MicroStrategy stock to executive officers. The last tranches of MicroStrategy stock options granted to our executive officers under our prior stock incentive plans vested in 2008. In September 2013, the Board adopted the 2013 Equity Plan in order to enhance our ability to attract, retain, reward, and motivate persons who are expected to make important contributions to the Company, and to provide such persons with equity ownership opportunities and performance-based incentives that are intended to further align their long-term interests with those of our stockholders. Eligible participants under the 2013 Equity Plan include employees, officers, directors, consultants, and advisors of the Company. Currently, an aggregate of 2,300,000 shares of our Class A Stock are authorized for issuance under the 2013 Equity Plan.

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The 2013 Equity Plan provides for the grant of stock options, stock appreciation rights, restricted stock, RSUs, and other stock-based awards. Prior to 2020, the Compensation Committee only granted stock option awards to executive officers. In 2020, the Compensation Committee granted RSUs to each executive officer, other than Mr. Saylor, as described below under “—Elements Used to Achieve 2020 Compensation Objectives—MicroStrategy Restricted Stock Units.” Stock option awards provide us with the flexibility to compete effectively for executive talent in a cost-effective manner, which allows for more attractive packages to our executive officers. Additionally, stock options only provide a return to an award recipient if the price of our Class A Stock increases, which further motivates an award recipient to increase the long-term price of our Class A Stock, and helps to align the long-term interests of award recipients with those of our stockholders.

To encourage retention of award recipients, outstanding stock options generally vest as to 25% of the original number of shares subject to the stock options on the first anniversary of the grant date and as to an additional 25% on each anniversary thereafter until the options are vested in full, unless earlier terminated in accordance with the terms of the 2013 Equity Plan or the applicable option agreement; provided that stock options granted to executive officers will vest in full, to the extent not already vested, upon the occurrence of a “change in control event” if the executive officer is terminated without “cause” by the Company or resigns for “good reason” (in each case as defined in the applicable option agreement) within twelve (12) months following the change in control event or if the acquiring company does not assume the options or substitute equivalent awards. The stock options have an exercise price per share equal to the closing sale price of our Class A Stock as quoted on Nasdaq on the grant date and expire ten years following the grant date. The stock options are also subject to such other terms and conditions as are set forth in the 2013 Equity Plan and the applicable option agreement.

If the award recipient dies or becomes disabled before the final exercise date of an option, the option shall be exercisable within one year of the date of such death or disability; provided that such option shall be exercisable only to the extent that it was exercisable by the award recipient on the date of his or her death or disability and only until the final exercise date.

If the award recipient ceases to be eligible to receive award grants under the 2013 Equity Plan, including through termination of employment without cause, the award recipient generally retains the right to exercise his or her option to the extent that the option was exercisable on the date of such cessation for a period of three months after such cessation. However, if the award recipient is terminated for cause, the award recipient’s right to exercise his or her option terminates in full immediately upon such termination, and if the award recipient violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement, or other agreement between the award recipient and the Company, the award recipient’s right to exercise his or her option terminates in full immediately upon such violation.

In granting stock options under the 2013 Equity Plan, the Compensation Committee, based on recommendations from the CEO, makes subjective evaluations of appropriate award amounts to help attract, retain, reward, and motivate the applicable executive officer based on the scope of the executive officer’s responsibilities, employment, and compensation history with us, overall compensation arrangements, including outstanding equity awards held by the executive officer, and long-term potential to enhance stockholder value, all in the context of general economic and industry conditions and Company performance.

The Compensation Committee did not grant stock option awards in 2020 to the executive officers, each of whom held outstanding stock option awards that have been granted in prior years. Specifically, Mr. Saylor received a stock option to purchase 400,000 shares of our Class A Stock in 2014; Mr. Le received stock options to purchase 40,000, 40,000, 80,000, and 100,000 shares of our Class A Stock in 2015, 2017, 2018, and 2019, respectively; Mr. Lang received stock options to purchase 50,000, 30,000, 40,000, and 20,000 shares of our Class A Stock in 2015, 2017, 2018, and 2019, respectively; and Mr. Shao received stock options to purchase 20,000, 10,000, 25,000, and 20,000 shares of our Class A Stock in 2014, 2015, 2018, and 2019, respectively. Ms. Mayr received a stock option to purchase 60,000 shares of our Class A Stock in 2019, which expired unvested in connection with her resignation from the Company in April 2020.

We believe that stock option awards, together with RSUs and our cash bonus arrangements, as applicable, provide appropriate short and long-term incentives to our executive officers to increase stockholder value through their collective efforts in corporate functions, product design, engineering, marketing, and sales and services to our customers.

MicroStrategy Restricted Stock Units

In 2020, the Compensation Committee granted RSUs under the 2013 Equity Plan to certain executive officers for the first time. Each RSU represents the right to receive a share of our Class A Stock or, at the election of the Company, an equivalent cash payment equal to the fair market value of a share of our Class A Stock determined in accordance with the 2013 Equity Plan, less applicable taxes, in lieu of all or a portion of such shares.

MICROSTRATEGY | 2021 Proxy Statement	21

The Compensation Committee determined that offering RSUs would enhance our ability to attract, retain, reward, and motivate persons who are expected to make important contributions to the Company. While stock options that have previously been granted to executive officers only provide value if the Company’s stock price increases, RSUs have value even if there is not significant appreciation in the Company’s stock price and thus provide for a more structured pay delivery that at the same time also provides for upside potential for recipients that aligns with Company performance.

The RSUs vest as to 25% of the underlying shares on the first anniversary of the grant date and as to an additional 25% on each anniversary thereafter until the RSUs are vested in full, unless earlier terminated in accordance with the terms of the 2013 Equity Plan or the applicable RSU agreement; provided that RSUs granted to executive officers will vest in full, to the extent not already vested, upon the occurrence of a “change in control event” if the executive officer is terminated without “cause” by the Company or resigns for “good reason” (in each case as defined in the applicable RSU agreement) within twelve (12) months following the change in control event or if the acquiring company does not assume the RSUs or substitute equivalent awards. The RSUs are also subject to such other terms and conditions as are set forth in the 2013 Equity Plan and the applicable RSU agreement.

Absent a change in control event, if the award recipient ceases to be eligible to receive award grants under the 2013 Equity Plan, including through termination of employment without cause, the RSUs that are unvested as of such time are forfeited immediately to the Company without payment of consideration.

In granting RSUs under the 2013 Equity Plan, the Compensation Committee, based on recommendations from the CEO, makes subjective evaluations of appropriate award amounts to help attract, retain, reward, and motivate the applicable executive officer based on the scope of the executive officer’s responsibilities, employment, and compensation history with us, overall compensation arrangements, including outstanding equity awards held by the executive officer, and long-term potential to enhance stockholder value, all in the context of general economic and industry conditions and Company performance.

In 2020, the Compensation Committee granted RSUs for 1,000 shares of our Class A Stock to each of Messrs. Le, Lang, and Shao.

We believe that RSUs, together with stock option awards and our cash bonus arrangements, as applicable, provide appropriate short and long-term incentives to our executive officers to increase stockholder value through their collective efforts in corporate functions, product design, engineering, marketing, and sales and services to our customers.

Perquisites and Other Personal Benefits

In 2020, we provided the executive officers with perquisites and other personal benefits that the Compensation Committee and CEO believe are reasonable and consistent with our overall compensation program. We believe that the cost of these benefits to us is a reasonable use of our resources and we monitor these costs closely in reviewing our compensation program. The Company’s payment of these costs may result in imputed compensation to the executive officers for tax purposes. These benefits are designed to:

•	allow our executive officers to participate in important Company meetings and other events;

•

allow our executive officers to maintain appropriate levels of visibility and activity in business, professional, and social circles that may benefit our business, as well as enjoying time with friends and family;

•

allow our executive officers (and in particular, our CEO) to make more productive and efficient use of their time for Company business and enhance their personal security, in particular during personal travel;

•

allow our executive officers (and in particular, our CEO) to be in communication with the Company and available to quickly respond to time-sensitive Company matters during personal travel in an environment that allows for confidential communications regarding Company business;

•	promote our executive officers’ health and well-being; and

•	enhance our ability to retain our executive officers.

The Company has a program pursuant to which it arranges for individual disability insurance policies to be provided to eligible executive officers and certain other senior employees as a supplement to the group disability insurance that is available to most Company employees and pays the premiums with respect to such supplemental policies. In 2020, Messrs. Saylor and Shao were eligible to participate in this program. Messrs. Le and Lang and Ms. Mayr were not eligible to participate in this program in 2020.

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The Company has a program pursuant to which it pays the cost of annual healthcare screenings for eligible executive officers. In 2020, all executive officers were eligible to participate in this program.

The Company’s executive officers are also eligible to participate in the Company’s 401(k) plan, which includes an employer match of up to $5,000 annually, and group term life insurance plan, each of which is a benefit available to most Company employees.

We own a Bombardier Global Express XRS aircraft (collectively with additional aircraft that the Company may lease or charter, the “Company Aircraft”). We permit personal use of Company Aircraft by Mr. Saylor and, to the extent approved by Mr. Saylor, other executive officers and employees of the Company when the applicable Company Aircraft is not being used exclusively for business. We have established various restrictions on the personal use of Company Aircraft, including the restriction that personal use by Mr. Saylor and any other director or employee of the Company may not exceed, in the aggregate, 200 flight hours in any fiscal year.

We allow executive officers to make personal use of tickets to sporting, charity, dining, entertainment, or similar events, as well as use of corporate suites, club memberships, or similar facilities that we may acquire (collectively, the “Corporate Development Programs”).

From time to time, our Board may hold meetings and other related activities in various locations, for which we pay specified travel, lodging, food, beverage, entertainment, and related expenses on behalf of the participants (including any participating executive officers) and their guests.

We sponsor an annual trip and related events for sales and service personnel who have met specified performance criteria. We pay for specified travel, lodging, food, beverage, entertainment, and related expenses on behalf of the participants (including any participating executive officers) and their guests. We have established a policy that the compensation imputed to Mr. Saylor as a result of this perquisite, excluding any associated tax gross-up payments, may not exceed $30,000 in any fiscal year.

The Company may also request that Company personnel, including executive officers, participate in conferences, symposia, and other similar events or activities relating to the Company’s business for which the Company pays for the expenses of Company participants and their guests.

From time to time, certain Company personnel, including executive officers, are offered meals prepared by the Company’s in-house catering department (“Company Meals”).

In 2020, we also made available to Mr. Saylor, as CEO, perquisites that were not generally available to other executive officers:

•

We permitted Mr. Saylor to use the services of one or more drivers for his personal use. We have established a policy that the aggregate compensation to Mr. Saylor and any other director or employee of the Company as a result of personal use of such car services, excluding any associated tax gross-up payments, may not exceed $100,000 in any fiscal year.

•

We subleased, at no rental cost, periodic use of a standard cubicle at our current headquarters building to Aeromar Management Company, LLC, which is a company wholly owned by Mr. Saylor and through which Mr. Saylor conducts personal business activities.

•

We paid for various costs related to a CEO security program pursuant to which security services are provided to Mr. Saylor, provided that the total cost to the Company of such program, together with any associated tax gross-up payments to Mr. Saylor, does not exceed $950,000 in any given calendar year (the “CEO Security Program Cap”).

•

We permitted Mr. Saylor to make personal use of the Company’s in-house catering resources (such use, other than for Company Meals, “Non-Business Catering Use”). We have established a policy that the compensation imputed to Mr. Saylor as a result of Non-Business Catering Use, excluding any associated tax gross-up payments, may not exceed $25,000 in any fiscal year.

•

We may hold, host, or otherwise arrange events, outings, or other similar entertainment functions at which Mr. Saylor is permitted to entertain personal guests. We have established a policy that the aggregate incremental cost to us of such entertainment activities (to the extent that they are not Corporate Development Programs) attributable to Mr. Saylor, including any associated tax gross-up payments, may not exceed $75,000 in any fiscal year (the “Entertainment Events Cap”).

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To the extent that any of the arrangements described above result in compensation to an executive officer, the Company pays to (or withholds and pays to the appropriate taxing authority on behalf of) such executive officer a tax gross-up in cash approximating his (i) federal and state income and payroll taxes on the taxable income associated with such arrangements, plus (ii) federal and state income and payroll taxes on the taxes that the individual may incur as a result of the payment of taxes by the Company with respect to the imputed compensation, subject to the Entertainment Events Cap and CEO Security Program Cap, as applicable.

The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the CEO and may adjust, add, or eliminate certain perquisites or benefits. Similarly, the Compensation Committee and CEO periodically review the levels of perquisites and other personal benefits provided to the other executive officers and may adjust, add, or eliminate certain perquisites or benefits.

Change-in-control Agreement

The stock option awards and RSUs granted under the 2013 Equity Plan to our executive officers provide or provided, as applicable, for vesting in full (i) upon the occurrence of a change in control event or (ii) upon the termination without cause or resignation for good reason of the applicable executive officer within 12 months following a change in control event, in each case as described above in the “—Elements Used to Achieve 2020 Compensation Objectives—MicroStrategy Stock Options” and “—Elements Used to Achieve 2020 Compensation Objectives—MicroStrategy Restricted Stock Units” sections. For details on potential payments upon a change in control, please see “Executive and Director Compensation—Executive Officer Compensation—Potential Payments Upon Termination or Change in Control.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

By the Compensation Committee of the Board of Directors of MicroStrategy Incorporated.

Carl J. Rickertsen
Jarrod M. Patten
Leslie J. Rechan

24	MICROSTRATEGY | 2021 Proxy Statement

Executive Officer Compensation

The compensation information set forth below relates to compensation paid by us to our CEO, each person serving as our CFO during 2020, and the other executive officers who were serving as executive officers as of December 31, 2020. In this section, we refer to all of these individuals as our “named executive officers” or our “executive officers.”

Summary Compensation Table

The table below sets forth certain information concerning the compensation of the executive officers for the fiscal years ended December 31, 2020, December 31, 2019, and December 31, 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)		Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)(1)		Total ($)
Michael J. Saylor Chairman of the Board & Chief Executive Officer	2020	1	—		—		—		—	407,159	(11)	407,160
	2019	1	—		—		—		—	1,070,231		1,070,232
	2018	1	—		—		—		—	1,213,195		1,213,196
Phong Q. Le(2) President & Chief Financial Officer	2020	743,583	900,000	(4)	192,270	(9)	—		—	43,348	(12)	1,879,202
	2019	667,250	650,000	(4)	—		5,435,000	(10)	—	58,500		6,810,750
	2018	637,500	450,000	(4)	—		4,189,600	(10)	—	20,369		5,297,469
Timothy E. Lang Senior Executive Vice President & Chief Technology Officer	2020	545,167	550,000	(5)	192,270	(9)	—		—	5,120	(13)	1,292,557
	2019	487,750	500,000	(5)	—		1,087,000	(10)	—	15,687		2,090,437
	2018	468,750	405,000	(5)	—		2,094,800	(10)	—	30,717		2,999,267
W. Ming Shao Senior Executive Vice President, General Counsel & Secretary	2020	548,167	550,000	(6)	192,270	(9)	—		—	5,120	(14)	1,295,557
	2019	523,500	450,000	(6)	—		1,087,000	(10)	—	15,181		2,075,681
	2018	505,000	378,000	(6)	—		1,309,250	(10)	—	15,760		2,208,010
Lisa Mayr(3) Former Senior Executive Vice President, Chief Financial Officer & Treasurer	2020	172,917	300,000	(7)	—		—		—	292,203	(8)(15)	765,120
	2019	89,583	200,000	(8)	—		3,375,000	(10)	—	20		3,664,603

(1)

All Other Compensation includes the value of perquisites and other personal benefits, employer 401(k) Plan Match, and group term Life Insurance for the executive officer, as well as tax gross-ups paid to him or her for the fiscal year, but does not include perquisites and other personal benefits for the executive officer if the total value of all perquisites and other personal benefits for such executive officer in a given fiscal year was less than $10,000.

For purposes of the amounts reported in this column for 2020:

•	“401(k) Plan Match” refers to matching payments of up to $5,000 annually made by the Company under the Company’s 401(k) plan, which is a benefit available to most Company employees;

•	“CEO Security Program” refers to the expenses related to the CEO security program pursuant to which the Company pays for various costs related to the provision of security to Mr. Saylor;

•

“Company Aircraft” refers to the Bombardier Global Express XRS aircraft owned by the Company, as well as such other aircraft that (i) we may, from time to time, lease or charter, including, without limitation, any aircraft subject to a fractional interest program in which we may participate by leasing a fractional interest and (ii) has been designated by the Company to be “Company Aircraft” under our aircraft use policy;

•	“Company Meals” refer to meals prepared, from time to time, by the Company’s in-house catering department offered to Company personnel, including the executive officers;

•

“Corporate Development Programs” refer to tickets to sporting, charity, dining, entertainment, or similar events, as well as use of corporate suites, club memberships, or similar facilities that the Company may acquire;

•	“Life Insurance” refers to premiums paid by the Company with respect to a group term life insurance plan, which is a benefit available to most Company employees;

•	“President’s Club” refers to an annual trip and related events for sales and service personnel who have met specified performance criteria;

•	“Sublease” refers to the sublease of office space by the Company to Aeromar Management Company, LLC, which is wholly owned by Mr. Saylor; and

MICROSTRATEGY | 2021 Proxy Statement	25

•

“Supplemental Disability Insurance” refers to premiums paid by the Company with respect to individual disability insurance policies provided to certain Company personnel, including eligible executive officers, as a supplement to the group disability insurance that is available to most Company employees.

See “Executive and Director Compensation—Compensation Discussion and Analysis” for further discussion of the benefits referred to in this footnote.

With respect to each item of All Other Compensation, we report the aggregate incremental cost to the Company. We generally calculate aggregate incremental cost to the Company by disregarding fixed costs that the Company has already incurred as a general matter but are necessary to provide the item and aggregating only the variable costs that the Company incurs as a result of providing the item to the executive officer. We calculate aggregate incremental cost to the Company for the following perquisites that represented the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for a particular executive officer as indicated below:

•

With respect to the Company Aircraft, we have determined that there is no aggregate incremental cost to the Company when personal guests of executive officers accompany executive officers on business flights. When the purpose of the flight is personal in nature, we determine the aggregate incremental cost of providing the Company Aircraft for personal use by aggregating variable costs associated with the particular flight such as fuel costs, crew travel expenses, casual and temporary labor costs, aviation staff expenses, aircraft trip planning fees, handler and landing fees, and catering costs.

•

With respect to the CEO Security Program, we have determined that the aggregate incremental cost to the Company of providing this benefit is calculated by prorating the aggregated costs associated with the operation of the CEO Security Program by the percentage of time spent by the security specialists on matters that are personal in nature. Costs associated with the operation of the CEO Security Program include compensation and fees for the security specialists, travel, parking, lodging, and meal expenses associated with the provision of security services, consulting and advisory fees, rent and related office expenses, and other business costs.

(2)

During 2020, Mr. Le served as the Company’s Senior Executive Vice President & Chief Operating Officer until Ms. Mayr’s resignation in April 2020. From April 2020 to July 2020, Mr. Le served as the Company’s Senior Executive Vice President, Chief Operating Officer & Chief Financial Officer. In July 2020, Mr. Le was appointed as the Company’s President and ceased serving as the Company’s Senior Executive Vice President & Chief Operating Officer.

(3)	Ms. Mayr resigned from the Company in April 2020.
(4)	Amount shown represents a discretionary cash bonus awarded to Mr. Le for the respective fiscal year.
(5)	Amount shown represents a discretionary cash bonus awarded to Mr. Lang for the respective fiscal year.
(6)	Amount shown represents a discretionary cash bonus awarded to Mr. Shao for the respective fiscal year.
(7)	Amount shown represents a one-time advance bonus payment.
(8)

Of the amount shown in the 2019 bonus compensation column, $100,000 represents a one-time reporting bonus awarded to Ms. Mayr in connection with the commencement of her employment with the Company in November 2019 and $100,000 represents a discretionary cash bonus awarded to Ms. Mayr with respect to 2019. Ms. Mayr’s cash bonus target for 2019 was established taking into consideration the time Ms. Mayr was employed by the Company in 2019. In connection with her resignation in April 2020, Ms. Mayr entered into an agreement with the Company that permitted Ms. Mayr to retain the one-time reporting bonus of $100,000, which would have otherwise been recoverable by the Company upon her resignation.

(9)

Represents the grant date fair value of RSUs granted under the 2013 Equity Plan, calculated in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation.” See Note 12 “Share-based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the year ended December 31, 2020 for the assumptions made in determining grant date fair value for the RSUs. This amount reflects the grant date fair value for the RSUs and is not intended to represent the value, if any, that has been or will be actually realized by the individual.

(10)

Represents the grant date fair value of an option to purchase shares of our Class A Stock granted under the 2013 Equity Plan, calculated in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation.” See Notes 9, 10, and 12 “Share-based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the years ended December 31, 2018, December 31, 2019, and December 31, 2020, respectively, for the assumptions made in determining grant date fair value for the option. This amount reflects the grant date fair value for the option and is not intended to represent the value, if any, that has been or will be actually realized by the individual.

(11)

Amount shown consists of (i) $181,683 in connection with personal use of the Company Aircraft, (ii) $183,668 in connection with the CEO Security Program, (iii) $35,098 in tax gross-ups paid to Mr. Saylor for 2020, and (iv) amounts in connection with the Sublease, personal use of Corporate Development Programs, Supplemental Disability Insurance, and Company Meals.

(12)

Amount shown consists of (i) $22,905 in connection with personal use of the Company Aircraft, (ii) $5,000 in connection with 401(k) Plan Match, (iii) $120 in connection with Life Insurance, (iv) $15,280 in tax gross-ups paid to Mr. Le for 2020, and (v) amounts in connection with Company Meals.

(13)	Amount shown consists of (i) $5,000 in connection with 401(k) Plan Match and (ii) $120 in connection with Life Insurance.
(14)	Amount shown consists of (i) $5,000 in connection with 401(k) Plan Match and (ii) $120 in connection with Life Insurance.
(15)

Amount shown consists of (i) a $275,000 lump-sum cash payment paid in connection with Ms. Mayr’s resignation from the Company, (ii) $12,163 for accrued but unused vacation, (iii) $5,000 in connection with 401(k) Plan Match, and (iv) $40 in connection with Life Insurance.

26	MICROSTRATEGY | 2021 Proxy Statement

Grants of Plan-based Awards for 2020

The following table sets forth certain information concerning grants of plan-based awards to the executive officers for the fiscal year ended December 31, 2020:

		Estimated Possible Payouts Under Non-equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Michael J. Saylor	—	—	—	—	—	—	—	—
Phong Q. Le	11/13/2020	—	—	—	1,000	—	—	192,270
Timothy E. Lang	11/13/2020	—	—	—	1,000	—	—	192,270
W. Ming Shao	11/13/2020	—	—	—	1,000	—	—	192,270
Lisa Mayr	—	—	—	—	—	—	—	—

(1)

Amounts shown relate to RSUs granted under the 2013 Equity Plan representing rights to receive shares of our Class A Stock or, at the election of the Company, an equivalent cash payment in lieu of all or a portion of such shares. The RSUs (i) will vest as to 25% of the underlying shares on the first anniversary of the grant date and as to an additional 25% on each anniversary thereafter until the RSUs are vested in full, unless earlier terminated in accordance with the terms of the 2013 Equity Plan or the applicable RSU agreement, (ii) provides for vesting in full in connection with a change in control event under specified conditions as set forth in the applicable RSU agreement, and (iii) is otherwise subject to such other terms and conditions as are set forth in the applicable RSU agreement and the 2013 Equity Plan.

(2)

Amounts calculated in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation.” See Note 12 “Share-based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the year ended December 31, 2020 for the assumptions made in determining grant date fair values. These amounts reflect the grant date fair values for these RSUs and are not intended to represent the value, if any, that has been or will be actually realized by the individual.

Outstanding Equity Awards at 2020 Fiscal Year-end

The following table sets forth information concerning unexercised options and unvested RSUs outstanding as of December 31, 2020 for each of the executive officers. All option awards and RSUs were with respect to our Class A Stock and were granted under the 2013 Equity Plan.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price per Share ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)
Michael J. Saylor	400,000	—	121.43	4/30/2024	—	—
Phong Q. Le	30,000	10,000	189.16	3/8/2027	—	—
	—	40,000	131.53	2/8/2028	—	—
	—	75,000	151.60	11/22/2029	—	—
	—	—	—	—	1,000	388,550
Timothy E. Lang	10,000	—	165.01	2/2/2025	—	—
	22,500	7,500	189.16	3/8/2027	—	—
	—	20,000	131.53	2/8/2028	—	—
	—	15,000	151.60	11/22/2029	—	—
	—	—	—	—	1,000	388,550
W. Ming Shao	5,000	—	165.01	2/2/2025	—	—
	12,500	12,500	131.53	2/8/2028	—	—
	5,000	15,000	151.60	11/22/2029	—	—
	—	—	—	—	1,000	388,550
Lisa Mayr	—	—	—	—	—	—

(1)

Each option (i) is not intended to qualify as an incentive stock option, (ii) has an exercise price per share equal to the closing sale price of our Class A Stock as quoted on Nasdaq on the grant date, (iii) expires on the tenth anniversary of the grant date, (iv) vested or will vest as to 25% of the original number of shares

MICROSTRATEGY | 2021 Proxy Statement	27

subject to the stock option on the first anniversary of the grant date and vests as to an additional 25% on each anniversary thereafter until the option is vested in full, unless earlier terminated in accordance with the terms of the 2013 Equity Plan or the applicable option agreement, (v) provides for vesting in full in connection with a change in control event under specified conditions as set forth in the applicable option agreement, and (vi) is otherwise subject to such other terms and conditions as are set forth in the applicable option agreement and the 2013 Equity Plan.
(2)

Amounts shown relate to RSUs. The RSUs (i) will vest as to 25% of the underlying shares on the first anniversary of the grant date and as to an additional 25% on each anniversary thereafter until the RSUs are vested in full, unless earlier terminated in accordance with the terms of the 2013 Equity Plan or the applicable RSU agreement, (ii) provides for vesting in full in connection with a change in control event under specified conditions as set forth in the applicable RSU agreement, and (iii) is otherwise subject to such other terms and conditions as are set forth in the applicable RSU agreement and the 2013 Equity Plan.

(3)	The market value of the RSUs is based on the closing price of our Class A Stock on Nasdaq on December 31, 2020.

Option Exercises in 2020

The following table sets forth information concerning the number of shares acquired and the value realized on exercise or transfer for value of stock options during the fiscal year ended December 31, 2020 by each of the executive officers.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Michael J. Saylor	—	—
Phong Q. Le	105,000	9,193,153
Timothy E. Lang	65,000	5,663,910
W. Ming Shao	17,600	1,979,776
Lisa Mayr	—	—

Potential Payments Upon Termination or Change in Control

The options to purchase shares of our Class A Stock granted under the 2013 Equity Plan to the executive officers outstanding as of December 31, 2020 provide for vesting in full in connection with a change in control event if the executive officer is terminated without “cause” by the Company or resigns for “good reason,” in each case as defined in the applicable option agreement, within twelve (12) months following the change in control event or if the acquiring company does not assume the options or substitute equivalent awards. If such a change in control event had occurred on December 31, 2020 and the specified conditions as set forth in the applicable option agreement were satisfied:

•	no portion of the option held by Mr. Saylor would have been subject to accelerated vesting because the option was already fully vested as of December 31, 2020;

•

the vesting of the options held by Mr. Le would have been accelerated with respect to (i) 10,000 shares granted in 2017, representing a benefit of $1,993,900, based on the difference between $189.16, the exercise price per share of the option, and $388.55, the closing price of our Class A Stock on Nasdaq on December 31, 2020, (ii) 40,000 shares granted in 2018, representing a benefit of $10,280,800, based on the difference between $131.53, the exercise price per share of the option, and $388.55, the closing price of our Class A Stock on Nasdaq on December 31, 2020, and (iii) 75,000 shares granted in 2019, representing a benefit of $17,771,250, based on the difference between $151.60, the exercise price per share of the option, and $388.55, the closing price of our Class A Stock on Nasdaq on December 31, 2020;

•

the vesting of the options held by Mr. Lang would have been accelerated with respect to (i) 7,500 shares granted in 2017, representing a benefit of $1,495,425, based on the difference between $189.16, the exercise price per share of the option, and $388.55, the closing price of our Class A Stock on Nasdaq on December 31, 2020, (ii) 20,000 shares granted in 2018, representing a benefit of $5,140,400, based on the difference between $131.53, the exercise price per share of the option, and $388.55, the closing price of our Class A Stock on Nasdaq on December 31, 2020, and (iii) 15,000 shares granted in 2019, representing a benefit of $3,554,250, based on the difference between $151.60, the exercise price per share of the option, and $388.55, the closing price of our Class A Stock on Nasdaq on December 31, 2020; no portion of the option held by Mr. Lang granted in 2015 would have been subject to accelerated vesting because the remaining shares underlying such option were already fully vested as of December 31, 2020; and

28	MICROSTRATEGY | 2021 Proxy Statement

•

the vesting of the options held by Mr. Shao would have been accelerated with respect to (i) 12,500 shares granted in 2018, representing a benefit of $3,212,750, based on the difference between $131.53, the exercise price per share of the option, and $388.55, the closing price of our Class A Stock on Nasdaq on December 31, 2020 and (ii) 15,000 shares granted in 2019, representing a benefit of $3,554,250, based on the difference between $151.60, the exercise price per share of the option, and $388.55, the closing price of our Class A Stock on Nasdaq on December 31, 2020; no portion of the option held by Mr. Shao granted in 2015 would have been subject to accelerated vesting because the remaining shares underlying such option were already fully vested as of December 31, 2020.

As with the options, the RSUs granted under the 2013 Equity Plan to the executive officers outstanding as of December 31, 2020 provide for vesting in full in connection with a change in control event if the executive officer is terminated without “cause” by the Company or resigns for “good reason,” in each case as defined in the applicable RSU agreement, within twelve (12) months following the change in control event or if the acquiring company does not assume the RSUs or substitute equivalent awards. If such a change in control event had occurred on December 31, 2020 and the specified conditions as set forth in the applicable RSU agreement were satisfied, the vesting of the RSUs held by each of Messrs. Le, Lang, and Shao would have been accelerated with respect to 1,000 shares each, representing a benefit of $388,550, based on the $388.55 closing price of our Class A Stock on Nasdaq on December 31, 2020.

Ms. Mayr’s offer letter in connection with the commencement of her employment with the Company included a severance arrangement in the event that her employment was terminated without cause, as defined in the offer letter. In connection with her resignation in April 2020, Ms. Mayr entered into an additional agreement with the Company, which provided for a lump-sum cash payment of $275,000 and permitted Ms. Mayr to retain her one-time reporting bonus of $100,000 and her advance bonus payment with respect to 2020 of $300,000.

MICROSTRATEGY | 2021 Proxy Statement	29

Director Compensation

Each non-employee or “outside” director receives a fee of $37,500 for each quarterly meeting of the Board that the outside director attends in person. Since March 2020, in light of continued concerns related to the COVID-19 pandemic, an outside director’s attendance virtually at a Board or committee meeting has been considered attendance in person at the meeting. An outside director may be paid this fee for attending a quarterly Board meeting via telephonic conference call if the outside director has good reason for the outside director’s failure to attend such meeting in person as determined by the Chairman of the Board, but such payment is limited to one occurrence in any given fiscal year. Each outside director who is a member of the Audit Committee also receives a fee of $10,000 (or $12,500 in the case of the Chair of the Audit Committee) for each quarterly meeting of such committee that the outside director attends or is deemed to attend in person. Each outside director who is a member of the Compensation Committee also receives a fee of $5,000 (or $7,500 in the case of the Chair of the Compensation Committee), which is paid quarterly; provided that, in order to be eligible to receive the fee with respect to a fiscal quarter, the outside director must have served on the Compensation Committee on the last day of such fiscal quarter. Each outside director may also receive up to an additional $12,000 of fees in the aggregate in any fiscal quarter for additional services delegated by the Board to such outside director in the outside director’s capacity as a member of the Audit Committee, the Compensation Committee, the Board, or any other committee of the Board; provided that any such fee paid with respect to a particular service must be approved by the Board following the completion of such service by the outside director. Beginning in April 2021, outside directors will receive all fees for their service on the Board in bitcoin instead of cash. The amount of Board fees payable to outside directors remains unchanged and will be nominally denominated in U.S. dollars. At the time of payment, the fees will be converted from U.S. dollars into bitcoin by the payment processor and then deposited into the digital wallet of the applicable outside director. Additionally, since May 2015, each outside director receives on May 31 of each year an automatic annual stock option award to purchase 5,000 shares of our Class A Stock in accordance with the terms of the 2013 Equity Plan.

From time to time, the Board may hold meetings and other related activities in various locations for which the Company pays for the expenses of outside directors and their guests (“Meeting Activities”). In addition, we may hold, host, or otherwise arrange parties, outings, or other similar entertainment events for which the Company pays for the expenses of outside directors and their guests (“Entertainment Events”). We may also request that outside directors participate in conferences, symposia, and other similar events or activities relating to our business for which the Company pays the expenses of outside directors and their guests (“Company-sponsored Activities” and collectively with Meeting Activities and Entertainment Events, “MicroStrategy Activities”). Any employee director is also eligible to participate in MicroStrategy Activities.

We are also authorized to make available, from time to time, for personal use by outside directors, our executive officers, and other employees of the Company and its subsidiaries: tickets to sporting, charity, dining, entertainment, or similar events, as well as use of corporate suites, club memberships, or similar facilities that we may acquire; Company-owned vehicles and related driving services; the services of one or more drivers for vehicles other than Company-owned vehicles; and Company Aircraft which includes the Company’s Bombardier Global Express XRS aircraft, as well as such other aircraft (i) that we may, from time to time, lease or charter, including, without limitation, any aircraft subject to a fractional interest program in which we may participate by leasing a fractional interest and (ii) that has been designated by the Company to be “Company Aircraft” under our aircraft use policy. Outside directors may make personal use of Company Aircraft; provided that (a) all outside directors are invited by the Company to travel on the applicable flight and (b) such personal use is in connection with the outside director’s participation in one or more (1) Meeting Activities, (2) Entertainment Events to which all outside directors have been invited, or (3) Company-sponsored Activities. In addition, outside directors may make personal use of Company Aircraft on a “ride-along” basis. We also make available to outside directors certain medical, dental, and vision insurance plan benefits that we offer to our U.S. employees.

To the extent that any of the arrangements described above, other than fee compensation, result in imputed compensation to an outside director, we pay to (or withhold and pay to the appropriate taxing authority on behalf of) such outside director a tax gross-up in cash approximating his (i) federal and state income and payroll taxes on the taxable income associated with such arrangements, plus (ii) federal and state income and payroll taxes on the taxes that the outside director may incur as a result of the payment of taxes by us with respect to the imputed compensation, subject to the aggregate amount limitations described above in “Executive and Director Compensation—Compensation Discussion and Analysis,” if applicable.

30	MICROSTRATEGY | 2021 Proxy Statement

The following table sets forth information concerning the compensation of each of our non-employee directors for the fiscal year ended December 31, 2020. For more information regarding the compensation of our employee director, Mr. Saylor, please see “Executive and Director Compensation—Executive Officer Compensation” above.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Stephen X. Graham	200,000	212,500	9,801	422,301
Jarrod M. Patten	210,000	212,500	—	422,500
Leslie J. Rechan	170,000	212,500	—	382,500
Carl J. Rickertsen	220,000	212,500	4,143	436,643

(1)

Represents the grant date fair value of an option to purchase shares of our Class A Stock awarded to each non-employee director on May 31, 2020, constituting the automatic annual grant awarded to each non-employee director pursuant to the 2013 Equity Plan, and calculated in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation.” See Note 12 “Share-based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the year ended December 31, 2020 for the assumptions made in determining grant date fair value for these options. The amounts reflect the grant date fair value for these options and are not intended to represent the value, if any, that has been or will be actually realized by the individual. As of December 31, 2020, our non-employee directors held the following shares of our Class A Stock and the following number of outstanding options to purchase shares of our Class A Stock:

Name	Shares of Class A Stock		Outstanding Options (a)
Stephen X. Graham	200		42,500
Jarrod M. Patten	—		57,500
Leslie J. Rechan	1,900	(b)	18,750
Carl J. Rickertsen	5,000		55,000

(a)

Each option (i) is not intended to qualify as an incentive stock option, (ii) has an exercise price per share equal to the closing sale price of our Class A Stock as quoted on Nasdaq on the grant date, (iii) expires on the tenth anniversary of the grant date, (iv) vested or will vest as to 25% of the original number of shares subject to the stock option on the first anniversary of the grant date and vests as to an additional 25% on each anniversary thereafter until the option is vested in full, unless earlier terminated in accordance with the terms of the 2013 Equity Plan or the applicable option agreement, (v) provides for vesting in full in connection with a change in control event under specified conditions as set forth in the applicable option agreement, and (vi) is otherwise subject to such other terms and conditions as are set forth in the applicable option agreement and the 2013 Equity Plan.

(b)	Shares owned by the Rechan Family Investment Group Inc., of which Mr. Rechan’s spouse is president and sole shareholder.

(2)

All Other Compensation includes the value of perquisites and other personal benefits for the director, as well as tax gross-ups paid to the applicable director for the fiscal year, but does not include perquisites and other personal benefits for the director if the total value of all perquisites and other personal benefits for such director in a given fiscal year was less than $10,000. For the fiscal year ended December 31, 2020, the total value of all perquisites and other personal benefits, if any, for each of our non-employee directors was less than $10,000 and accordingly, the figures shown in this column represent only tax gross-ups paid to the applicable director for the fiscal year.

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Equity Compensation Plan Information

The following table provides information about our Class A Stock authorized for issuance under our 2013 Equity Plan, which was our only equity compensation plan in effect as of December 31, 2020:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (#)	Weighted average exercise price of outstanding options, warrants, and rights ($/Sh)	Number of securities remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by stockholders	1,231,775	$131.06(1)	415,238
Equity compensation plans not approved by stockholders	—	—	—
Total	1,231,775	$131.06(1)	415,238

(1)

Represents the weighted-average exercise price of 1,157,375 options and 74,400 RSUs issued under our 2013 Equity Plan. The weighted-average exercise price of the options is $139.48. The RSUs do not have an exercise price.

CEO Pay Ratio

Pursuant to applicable SEC rules, set forth below is the ratio of the total annual compensation of our CEO to the median of the total annual compensation of our employees (excluding our CEO) for 2020. The ratio below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We selected the median employee from the group of 1,996 U.S. and non-U.S., full-time, part-time, temporary, and seasonal workers who were employed as of December 31, 2020 (the “Employee Pool”). The Employee Pool did not include the CEO or third-party consultants and contractors. In identifying our median employee, we calculated the total annual compensation of each employee for the year ended December 31, 2020 using internal payroll and human resources records. Compensation calculated in foreign currency was converted into U.S. dollars using fixed foreign exchange rates set by our finance department.

As disclosed in the Summary Compensation Table on page 25, the total compensation for our CEO in 2020, as determined under Item 402 of Regulation S-K, was $407,160. The total compensation for our median employee in 2020, as determined under Item 402 of Regulation S-K, was $94,264. Based on the foregoing, for 2020, we estimate the ratio of our CEO’s total annual compensation to our median employee’s total annual compensation to be 4.3 to 1. Given the different methodologies that companies use in estimating their pay ratios, our estimated pay ratio set forth above should not be used as a basis for comparing companies.

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AUDIT COMMITTEE REPORT

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2020 and discussed them with management and the Company’s independent registered public accounting firm, KPMG LLP (“KPMG”).

The Audit Committee has received from and discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” adopted by the Public Company Accounting Oversight Board. The Audit Committee has also received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence from the Company.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

By the Audit Committee of the Board of Directors of MicroStrategy Incorporated.

Stephen X. Graham
Jarrod M. Patten
Carl J. Rickertsen

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PROPOSAL 2—APPROVAL OF AMENDMENT NO. 5 TO THE MICROSTRATEGY INCORPORATED 2013 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN FROM 2,300,000 TO 2,750,000

Introduction

In September 2013, the Board adopted the MicroStrategy Incorporated 2013 Stock Incentive Plan (in the form adopted in September 2013, the “Original 2013 Equity Plan”). The Original 2013 Equity Plan authorized 600,000 shares of Class A Stock for issuance. Prior amendments adopted by the Board and approved by our stockholders increased the total number of shares of Class A Stock authorized for issuance under the Original 2013 Equity Plan to 2,300,000 as of 2018 (the Original 2013 Equity Plan, as so amended, the “Previously Amended 2013 Equity Plan”). Amendment No. 1 adopted by the Board in 2014 and approved by stockholders in 2015 increased the total number of shares of Class A Stock authorized for issuance to 1,500,000, Amendment No. 3 adopted by the Board in 2015 and approved by stockholders in 2016 increased the total number of shares of Class A Stock authorized for issuance to 1,700,000, and Amendment No. 4 adopted by the Board and approved by stockholders in 2018 increased the total number of shares of Class A Stock authorized for issuance to 2,300,000.

We are now asking stockholders to approve Amendment No. 5 to the Previously Amended 2013 Equity Plan (“Amendment No. 5”). For purposes of this Proposal 2, we refer to the Previously Amended 2013 Equity Plan, as would be amended by Amendment No. 5, as the “2013 Equity Plan”. The 2013 Equity Plan was established in order to enhance the Company’s ability to attract, retain, reward, and motivate persons who are expected to make important contributions to the Company, and to provide such persons with equity ownership opportunities and performance-based incentives that are intended to further align their long-term interests with those of the Company’s stockholders. As indicated above, the Board had authorized 2,300,000 shares of Class A Stock for issuance under the Previously Amended 2013 Equity Plan. As of April 8, 2021, there were options outstanding with respect to 1,273,304 shares of Class A Stock, RSUs outstanding with respect to 91,000 shares of Class A Stock, which includes RSUs with respect to 900 shares of Class A Stock that can only be settled in cash, and other stock-based awards outstanding with respect to 14,000 shares of Class A Stock.

On April 8, 2021, in order to enable the Company to issue additional equity incentive awards to key personnel, the Board adopted Amendment No. 5 and authorized an additional 450,000 shares of Class A Stock for issuance under the 2013 Equity Plan, subject to stockholder approval. Amendment No. 5 increases the total number of shares of Class A Stock authorized for issuance under the 2013 Equity Plan from 2,300,000 to 2,750,000.

As of April 8, 2021, there were 565,138 shares of Class A Stock authorized and available for grant under the 2013 Equity Plan (inclusive of the 450,000 shares of Class A Stock subject to stockholder approval of Amendment No. 5). If Amendment No. 5 is not approved by stockholders, there would be 115,138 shares of Class A Stock authorized and available for grant under the Previously Amended 2013 Equity Plan immediately following the Annual Meeting, assuming no additional awards are granted or terminated under the Previously Amended 2013 Equity Plan prior to the Annual Meeting.

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New Plan Benefits

The following table sets forth certain information regarding the awards granted to named executive officers and other groups under the 2013 Equity Plan since its inception through April 8, 2021 that were outstanding as of April 8, 2021:

MicroStrategy Incorporated 2013 Stock Incentive Plan

Name and Position	Number of Shares Subject to Option Grant		Dollar Value of Option Grant ($)		Number of Shares Subject to Restricted Stock Units		Dollar Value of Restricted Stock Units ($)		Number of Shares subject to Other Stock- Based Awards		Dollar Value of Other Stock- Based Awards ($)
Michael J. Saylor Chairman of the Board & Chief Executive Officer	400,000	(2)	21,708,000	(3)	—		—		—		—

Phong Q. Le President & Chief Financial Officer	175,000	(2)	22,954,450	(3)	1,000		192,270	(5)	—		—

Timothy E. Lang Senior Executive Vice President & Chief Technology Officer	75,000	(2)	11,276,850	(3)	1,000		192,270	(5)	—		—

W. Ming Shao Senior Executive Vice President, General Counsel & Secretary	55,000	(2)	9,491,150	(3)	1,000		192,270	(5)	—		—

Lisa Mayr(1) Former Senior Executive Vice President, Chief Financial Officer & Treasurer	—		—		—		—		—		—

Current executive officers as a group (4 persons)	705,000		65,430,450	(3)	3,000		576,810	(5)	—		—
Non-executive directors as a group (4 persons)	124,100		6,929,187	(3)	—		—		—		—
Non-executive officer employees as a group (212 persons)	444,204		89,016,704	(3)	88,000	(4)	25,914,104	(5)	14,000	(6)	3,684,520	(3)

(1)	Ms. Mayr resigned from the Company in April 2020 and all prior options granted to her expired without any exercises.
(2)

None of the stock options granted to Messrs. Saylor, Le, Lang, or Shao are subject to stockholder approval of Amendment No. 5. The stock option granted to Mr. Saylor was granted in 2014. The stock options granted to Messrs. Le and Lang were granted in 2017, 2018, 2019, and February 2021. The stock options granted to Mr. Shao were granted in 2018, 2019 and February 2021.

(3)

Represents the grant date fair value of the applicable awards granted under the Previously Amended 2013 Equity Plan, calculated in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation.” See Notes 12, 11, 9, and 10 “Share-based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the years ended December 31, 2014, December 31, 2017, December 31, 2018, and December 31, 2019, respectively, for the assumptions made in determining grant date fair value for the options granted to our executive officers. This amount reflects the grant date fair value for the applicable awards and is not intended to represent the value, if any, that has been or will be actually realized by the individual.

(4)	Includes RSUs with respect to 900 shares of Class A Stock that can only be settled in cash.
(5)

Represents the grant date fair value of RSUs granted under the Previously Amended 2013 Equity Plan, calculated in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation.” See Note 12 “Share-based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the year ended December 31, 2020 for the assumptions made in determining grant date fair value for the RSUs. This amount reflects the grant date fair value for the RSUs and is not intended to represent the value, if any, that has been or will be actually realized by the individual.

(6)

Other stock-based awards are similar to stock options, except they are settled in cash only and not shares of Class A Stock. Upon exercise of these awards, the recipient is entitled to receive an amount in cash equal to the fair market value of the Class A Stock in excess of the exercise price.

The Company and each non-employee director, executive officer, and non-executive officer employee who received stock options under the Previously Amended 2013 Equity Plan entered into option agreements with respect to these options. Each option (i) has an exercise price per share equal to the closing sale price of Class A Stock as quoted on Nasdaq on the grant date, (ii) expires on the tenth anniversary of the grant date, (iii) vested or will vest as to 25% of the original number of shares subject to the stock option on the first anniversary of the grant date and vests as to an additional 25% on each anniversary thereafter until the option is vested in full, unless earlier terminated in accordance with the terms of the 2013 Equity Plan or the applicable option agreement, (iv) provides for vesting in full in connection with a change in control event under specified conditions as set forth in the applicable option agreement, and (v) is otherwise subject to such other terms and conditions as are set forth in the applicable option agreement and the 2013 Equity Plan. Each option is a non-statutory stock option.

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The Company and each executive officer and non-executive officer employee who received RSUs under the Previously Amended 2013 Equity Plan entered into RSU agreements with respect to these RSUs. The RSUs (i) will vest as to 25% of the underlying shares on the first anniversary of the grant date and as to an additional 25% on each anniversary thereafter until the RSUs are vested in full, unless earlier terminated in accordance with the terms of the 2013 Equity Plan or the applicable RSU agreement, (ii) provides for vesting in full in connection with a change in control event under specified conditions as set forth in the applicable RSU agreement, and (iii) is otherwise subject to such other terms and conditions as are set forth in the applicable RSU agreement and the 2013 Equity Plan.

The Company and each non-executive officer employee who received other stock-based awards under the Previously Amended 2013 Equity Plan entered into an award agreement with respect to these awards. Each award (i) has an exercise price per share equal to the closing sale price of Class A Stock as quoted on Nasdaq on the grant date, (ii) expires on the tenth anniversary of the grant date, (iii) vested or will vest as to 25% of the original number of shares subject to the award on the first anniversary of the grant date and vests as to an additional 25% on each anniversary thereafter until the award is vested in full, unless earlier terminated in accordance with the terms of the 2013 Equity Plan or the applicable award agreement, (iv) provides for vesting in full in connection with a change in control event under specified conditions as set forth in the applicable award agreement, and (v) is otherwise subject to such other terms and conditions as are set forth in the applicable award agreement and the 2013 Equity Plan.

On April 8, 2021, the closing sale price on Nasdaq of the Class A Stock was $690.12 per share.

Description of the 2013 Equity Plan

The following is a brief summary of the 2013 Equity Plan. The following summary is qualified in its entirety by reference to the full text of the 2013 Equity Plan, as amended, a copy of which is attached to this proxy statement as Appendix A.

Amendment No. 5 to the Previously Amended 2013 Equity Plan

Under this proposal, the number of shares of Class A Stock authorized for issuance under the 2013 Equity Plan would be increased from 2,300,000 to 2,750,000.

Types of Awards

The 2013 Equity Plan provides for the grant of incentive stock options intended to qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, restricted stock, RSUs, stock appreciation rights, and other stock-based awards (collectively, “Awards”) as more fully described below.

Incentive Stock Options and Non-statutory Stock Options

Option holders receive the right to purchase a specified number of shares of Class A Stock at a specified exercise price and subject to such other terms and conditions as are specified in connection with the option grant. Options shall be granted at an exercise price not less than 100% of the fair market value of the Class A Stock on the grant date. The 2013 Equity Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check, or in connection with a “cashless exercise” through a broker, which we refer to as exercises for “cash;” (ii) surrender to the Company of shares of Class A Stock; or (iii) any other lawful means.

Restricted Stock and Restricted Stock Units

Restricted stock or RSU holders receive the right to acquire shares of Class A Stock, or in the case of RSUs, shares of Class A Stock or cash at the time such Award vests, subject to such restrictions, conditions, and other terms as the Board may determine, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any. Under the 2013 Equity Plan, holders of RSUs shall have no voting rights with respect to such Awards unless shares of Class A Stock are issued upon vesting. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock, or property) declared and paid by the Company with respect to shares of restricted stock shall be paid to the holder only if such shares become free from the restrictions on transferability and forfeitability that apply to such shares. The Award agreement for RSUs may provide holders with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Class A Stock, and such dividend equivalents may be subject to the same restrictions on transfer and forfeitability as the RSUs to the extent provided in the RSU agreement.

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Stock Appreciation Rights

Stock appreciation rights (“SARs”) holders receive the right to acquire the number of shares of Class A Stock determined by reference to appreciation from and after the grant date, in the fair market value of a share of Class A Stock over a predetermined measurement price. SARs shall be granted at a measurement price not less than 100% of the fair market value of the Class A Stock on the grant date. The Company may not satisfy its obligation upon exercise of SARs in cash, among other actions, without the approval of the Company’s stockholders.

Other Stock-Based Awards

Other Awards with respect to shares of Class A Stock under the 2013 Equity Plan may be paid in shares of Class A Stock or cash, as the Board shall determine. The Board shall also determine the applicable terms and conditions of such Award.

Transferability of Awards

Except as the Board may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order; provided that a participant may transfer Awards to (i) one or more of the following members of the participant’s family: spouse, former spouse, domestic partner sharing the participant’s household, child (whether natural or adopted), stepchild, or grandchild; (ii) a trust in which the participant and/or one or more of the above-referenced family members of the participant have more than 50% of the beneficial interest; (iii) a foundation in which the participant and/or one or more of the above-referenced family members of the participant control the management of assets; or (iv) any other transferee specifically approved by the Board. During the life of the participant, Awards are exercisable only by the participant or a permitted transferee.

Eligibility to Receive Awards

Employees, officers, directors, consultants, and advisors of the Company and its subsidiaries may be granted Awards under the 2013 Equity Plan. As of December 31, 2020, we had a total of 1,997 employees (including four executive officers), four non-employee directors, and 50 consultants and advisors.

Administration

The Board administers the 2013 Equity Plan, and has the authority to adopt, amend, and repeal the administrative rules, guidelines, and practices relating to the 2013 Equity Plan and to interpret its provisions. Pursuant to the terms of the 2013 Equity Plan, the Board may delegate authority under the 2013 Equity Plan to one or more committees or subcommittees of the Board. The Board has authorized the Compensation Committee to administer certain aspects of the 2013 Equity Plan, including the grant of Awards under the 2013 Equity Plan, but excluding the right to amend the 2013 Equity Plan unless specifically delegated the right to do so by the Board. The Board has also authorized an Equity Committee, for which Mr. Saylor serves as the sole member, to grant Awards under the 2013 Equity Plan with respect to an aggregate of up to 100,000 shares of Class A Stock to employees who are not designated as officers for purposes of Section 16 under the Exchange Act.

Acceleration

The Board may, at any time, provide that any Award becomes immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part.

Limitation on Repricing

Unless approved by our stockholders and except for permissible adjustments such as stock splits or reorganization events, the Company may not (i) amend any outstanding option or SAR granted under the 2013 Equity Plan to provide an exercise or measurement price that is lower than the then-current exercise or measurement price of such option or SAR, (ii) cancel any outstanding option or SAR (whether or not granted under the 2013 Equity Plan) and grant in substitution for that option or SAR any new Awards under the 2013 Equity Plan (other than substitute awards granted in connection with a merger with another entity or acquisition of the property or stock of an entity) covering the same or a different number of shares and having an exercise or measurement price lower than the then-current exercise or measurement price of the

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canceled option or SAR, (iii) cancel in exchange for a cash payment an option or SAR with an exercise or measurement price above the then-current fair market value of the shares, or (iv) take any other action under the 2013 Equity Plan that constitutes a repricing under the rules of Nasdaq.

Amendment or Termination

The Board determines the effect on an Award of a holder’s disability, death, termination or other cessation of employment, authorized leave of absence, or other change in employment status. No Awards may be granted under the 2013 Equity Plan after the expiration of 10 years from the 2013 Equity Plan’s effective date in 2013, but Awards previously granted may extend beyond that date. In addition, no option or SAR may be granted with a term in excess of 10 years. The Board may, at any time, amend, suspend, or terminate the 2013 Equity Plan, except that no amendment that would require stockholder approval under the rules of Nasdaq may be made effective until our stockholders approve such amendment.

Potential Costs, Dilution, and Burn Rate

Over the life of the 2013 Equity Plan through April 8, 2021, we have granted options to purchase an aggregate of 3,522,000 shares of Class A Stock, RSUs with respect to an aggregate of 93,800 shares of Class A Stock, which includes RSUs with respect to 900 shares of Class A Stock that can only be settled in cash, and other stock-based awards with respect to an aggregate of 19,000 shares of Class A Stock. The following table summarizes the total number of shares of Class A Stock subject to the stock options, RSUs, and other stock-based awards that were granted in each indicated year since the inception of the 2013 Equity Plan:

Year	Number of Shares Subject to Option Grants	Number of Shares Subject to Restricted Stock Units	Number of Shares Subject to Other Stock-Based Awards(1)
2013	600,000	—	—
2014	745,000	—	—
2015	380,000	—	—
2016	45,000	—	—
2017	175,000	—	—
2018	710,000	—	10,000
2019	470,000	—	—
2020	117,500	75,800	—
2021	279,500	18,000	9,000

(1)

Other stock-based awards are similar to stock options, except they are settled in cash only and not shares of Class A Stock. Upon exercise of these awards, the recipient is entitled to receive an amount in cash equal to the fair market value of the Class A Stock in excess of the exercise price.

Of the 3,522,000 shares of Class A Stock subject to options granted over the life of the 2013 Equity Plan through April 8, 2021, (i) options to purchase an aggregate of 1,273,304 shares of Class A Stock remain outstanding and (ii) options to purchase an aggregate of 1,447,138 shares of Class A Stock have been terminated in connection with the departures of certain employees from the Company and have been returned to the pool of authorized shares available for grant under the 2013 Equity Plan. Of the 93,800 shares of Class A Stock subject to RSUs granted over the life of the 2013 Equity Plan through April 8, 2021, which includes 900 shares of Class A Stock subject to RSUs that can only be settled in cash, (i) an aggregate of 91,000 shares of Class A Stock underlying RSUs remain outstanding and (ii) an aggregate of 2,800 shares of Class A Stock underlying RSUs have been terminated in connection with the departures of certain employees from the Company and have been returned to the pool of authorized shares available for grant under the 2013 Equity Plan. Of the 19,000 shares of Class A Stock subject to other stock-based awards granted over the life of the 2013 Equity Plan through April 8, 2021, (i) an aggregate of 14,000 shares of Class A Stock subject to other stock-based awards remain outstanding and (ii) no shares of Class A Stock subject to other stock-based awards have been terminated in connection with employee departures. If Amendment No. 5 is not approved by stockholders, there would be 115,138 shares of Class A Stock authorized and available for grant under the Previously Amended 2013 Equity Plan immediately following the Annual Meeting, assuming no additional Awards are granted or terminated under the Previously Amended 2013 Equity Plan prior to the Annual Meeting. Shares available for grant under the 2013 Equity Plan are reduced by the automatic annual grants of options to our non-employee directors under the 2013 Equity Plan.

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We recognize that equity Awards have potential costs and may dilute existing stockholders. The Compensation Committee reviews the objectives and costs of our equity program to balance the goal of compensating and motivating our employees against our stockholders’ interest in limiting dilution from equity grants. In evaluating whether to adopt Amendment No. 5, the Board considered a number of measures of potential cost and dilution, such as the potential impact on earnings per share, equity overhang, and burn rate.

In connection with the adoption of Amendment No. 5 by the Board in April 2021, based on the assumption that all of the additional 450,000 shares would be issued as options and have a hypothetical exercise price of $678.80 (which was based on the fair market value of our Class A Stock on March 31, 2021), we estimated that the Company would recognize a total aggregate accounting charge of approximately $39.8 million per year over the course of the standard four-year vesting period and the aggregate annual impact of such Awards on after-tax basic earnings per share would be $(2.99) per year for each of the four years. Assuming the hypothetical strike price of $678.80 per share, the Company could potentially realize approximately $305.5 million in total cash proceeds over a four-year vesting period, if Amendment No. 5 is approved by stockholders and assuming all of the options to purchase an aggregate of 450,000 shares of Class A Stock were outstanding and were exercised for cash. As of December 31, 2020, total share-based compensation expense recognized for 2020 was approximately $11.2 million, and we estimated that the stock options, RSUs, and other stock-based awards granted under the 2013 Equity Plan outstanding as of March 31, 2021 were expected to result in additional share-based compensation expense of approximately $152.4 million over the remaining weighted average vesting period of approximately 3.7 years.

As used here, and as considered by the Board, “equity overhang” means the total number of shares of Class A Stock subject to outstanding stock-settled stock options and RSUs plus the total number of shares of Class A Stock available for grant, in each case under the 2013 Equity Plan, together as a percentage of (i) the total number of shares of Class A Stock subject to outstanding stock options and RSUs plus the total number of shares of Class A Stock available for grant, in each case under the 2013 Equity Plan, plus (ii) the total number of shares outstanding of our Class A Stock and Class B Stock. As of March 15, 2021, our equity overhang (excluding the total number of shares of Class A Stock available for grant that are subject to stockholder approval of Amendment No. 5) was equal to 13.2%. If Amendment No. 5 is approved by our stockholders, this equity overhang (based on the equity Awards and shares outstanding as of March 15, 2021) will increase to 16.5%. We believe this percentage is comparable to the percentage of equity reserved for issuance under stockholder-approved equity incentive plans used in 2020 by certain other technology companies that have a market cap of less than $11.0 billion, including Pegasystems, Aspen Technology, and Guidewire Software. Each of those companies reported information about their respective equity plans in documents filed with the SEC.

As used here, burn rate means shares subject to Awards granted during a fiscal year under the Previously Amended 2013 Equity Plan less terminations of Awards during that fiscal year, together as a percentage of total shares of our Class A Stock and Class B Stock outstanding. As of December 31, 2020, our “burn rate” for 2020 was -0.6%.

The Board expects that the increase in shares authorized for issuance under the 2013 Equity Plan pursuant to Amendment No. 5 would be used for the automatic annual grants to non-employee directors under the 2013 Equity Plan, as well as discretionary grants that the Compensation Committee or Equity Committee may desire to make to new and existing key personnel. The Board, Compensation Committee, and Equity Committee continue to evaluate our needs and may propose additional grants under, or may consider additional amendments to increase the number of shares authorized for issuance under, the 2013 Equity Plan in the future.

Equity Compensation Plan Information

For more information on our equity compensation plans, please see “Executive and Director Compensation—Equity Compensation Plan Information” above.

Federal Tax Consequences

The following is a summary of the United States federal income and employment tax consequences that generally will arise with respect to Awards granted under the 2013 Equity Plan and with respect to the sale of shares of Class A Stock acquired under the 2013 Equity Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation.

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Incentive Stock Options

In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Also, except as described below, a participant will not recognize income upon exercise of an incentive stock option if the participant has been employed by the Company or a 50% or more-owned corporate subsidiary at all times beginning with the grant date and ending three months before the date the participant exercises the option. Thus, income tax withholding, Federal Insurance Contributions Act (“FICA”) taxes (i.e., Social Security taxes up to applicable annual wage base and Medicare taxes), and, if the participant’s income exceeds certain thresholds, the additional Medicare tax and the net investment income tax will not apply at the time of exercise. However, if at exercise, the participant has not been so employed during that time, the tax consequence will be the same as for “Non-statutory Stock Options” described below. Otherwise with respect to incentive stock options, a participant will recognize taxable income upon the sale of Class A Stock acquired through the exercise of the option (“ISO Stock”). However, such income is generally not subject to income tax withholding and employment taxes, including FICA taxes and the additional Medicare tax (if applicable). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for more than two years from the grant date and one year from the exercise date of the option, then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price. In addition to income tax, the participant may be subject to the net investment income tax on the amount of the capital gain if the participant’s income exceeds certain thresholds.

If the participant sells ISO Stock for more than the exercise price prior to having owned it for more than two years from the grant date and one year from the exercise date (a “Disqualifying Disposition”), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. The portion of the gain treated as ordinary compensation income is based on the excess of the fair market value on the exercise date over the exercise price. No portion of the ordinary compensation income is subject to income tax withholding (although it is subject to income tax), FICA taxes, the additional Medicare tax, or the net investment income tax. The capital gain portion will be treated as long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale. In addition to income tax, the portion of the recognized gain that is treated as a capital gain may be subject to the net investment income tax, if the participant’s income exceeds certain thresholds.

If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

Non-statutory Stock Options

As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Class A Stock acquired through the exercise of the option (“NSO Stock”) on the exercise date over the exercise price. In addition to income tax withholding, the ordinary compensation income is generally subject to FICA taxes, including, if the participant’s income exceeds certain thresholds, the additional Medicare tax.

With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant’s tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale. In addition to income tax, any capital gain recognized may be subject to the net investment income tax, if the participant’s income exceeds certain thresholds.

Restricted Stock

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes, including FICA taxes, and, if the participant’s aggregate wages for the year exceed $200,000, the

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additional Medicare tax. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date the award is granted to the participant by filing an election with the Internal Revenue Service no later than 30 days after the date the award is granted. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss, with the gain or loss being long-term if the participant held the shares for more than one year after vesting (if participant did not make an 83(b) election) or grant (if participant made an 83(b) election) and otherwise will be short-term. In addition to income tax, any capital gain recognized may be subject to the net investment income tax, if the participant’s income exceeds certain thresholds.

Restricted Stock Units

There are no immediate tax consequences of receiving an Award of RSUs. A participant is not permitted to make a Section 83(b) election with respect to an Award of RSUs. A participant who is awarded RSUs will be deemed to have wages subject to FICA taxes, including the additional Medicare tax (if applicable), based on the value of the RSUs at the end of the applicable vesting period. For income tax and income tax withholding purposes, a participant who is awarded RSUs will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant (or the cash paid in settlement of the RSUs in lieu of shares) on the settlement date elected by the Compensation Committee, Equity Committee, or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss, with the gain or loss being long-term if the participant held the shares for more than one year after receipt and otherwise being short-term. In addition to income tax, any capital gain recognized may be subject to the net investment income tax, if the participant’s income exceeds certain thresholds. A cash payment in lieu of shares would be treated as ordinary compensation income.

Stock Appreciation Rights

In general, no taxable income is reportable when a SAR is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares of Class A Stock received. If the participant is an employee, such ordinary income is generally subject to withholding of income taxes and FICA taxes, including the additional Medicare tax (if applicable). Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss, with the gain or loss being long-term if the participant held the shares for more than one year after receipt and otherwise being short-term. In addition to income tax, any capital gain recognized may be subject to the net investment income tax, if the participant’s income exceeds certain thresholds.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the 2013 Equity Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award, and the participant’s holding period and tax basis for the Award or underlying Class A Stock.

Tax Consequences to the Company

In general, when a participant recognizes ordinary income from the exercise of non-statutory stock options, restricted stock, RSUs, SARs, or other stock-based awards, the Company is liable for FUTA tax and the employer’s share of FICA taxes on the ordinary income recognized. There will be no other tax consequences to the Company except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m).

Certain Interests of Executive Officers and Directors

In considering the recommendation of the Board with respect to Amendment No. 5 to the Previously Amended 2013 Equity Plan, stockholders should be aware that members of the Board and our executive officers are eligible to receive Awards under the 2013 Equity Plan and, accordingly, may from time to time have interests that present them with conflicts of interest in connection with this proposal to approve Amendment No. 5. As of April 8, 2021, there were 565,138 shares of Class A Stock authorized and available for grant under the 2013 Equity Plan (inclusive of the 450,000 shares of Class A Stock subject to stockholder approval of Amendment No. 5) and, under the 2013 Equity Plan, the Company’s non-employee directors are entitled to automatic annual stock option grants with respect to 5,000 shares of Class A Stock per director, per year.

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The Board believes that approval of Amendment No. 5 to the Previously Amended 2013 Equity Plan will advance the interests of the Company and its stockholders by providing the Company with flexibility to issue additional Awards to key personnel and encouraging Award recipients to make significant contributions to the long-term success of the Company.

The Board Recommends a Vote “FOR” the Approval of the Proposed Amendment No. 5 to the MicroStrategy Incorporated 2013 Stock Incentive Plan to Increase the Number of Shares of Class A Common Stock Authorized for Issuance under such Plan from 2,300,000 to 2,750,000.	✔

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PROPOSAL 3—APPROVAL OF THE MICROSTRATEGY INCORPORATED 2021 EMPLOYEE STOCK PURCHASE PLAN

In January 2021, the Board adopted the MicroStrategy Incorporated 2021 Employee Stock Purchase Plan (the “ESPP”). The ESPP provides for 100,000 of our Class A Stock to be available for purchase by eligible employees according to its terms. The ESPP is intended to benefit our Company and our stockholders by helping to attract, retain, reward, and motivate talented employees, which we believe to be critical for our success. We believe that the ability to participate in the ESPP is an attractive feature for current and potential employees by affording them the opportunity to share in the growth and success of the Company.

Description of the ESPP

The following is a brief summary of the ESPP. The following summary is qualified in its entirety by reference to the full text of the ESPP, a copy of which is attached to this proxy statement as Appendix B.

General

The ESPP enables our eligible employees to use payroll deductions to purchase shares of our Class A Stock and thereby acquire an interest in the future of our Company. The ESPP is also intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

Eligibility

On February 16, 2021, we commenced the first offering under the ESPP. For this offering, each of our employees based in the United States and Canada (other than Mr. Saylor) was eligible to participate. In the future, the Board may determine that employees based in our other office locations are eligible to participate in offerings under the ESPP if such employee is employed by us (or a participating subsidiary) as of the first day of an option period and satisfies the other requirements set forth in the ESPP. However, an employee may not be granted an option to purchase shares of our Class A Stock under the ESPP if, immediately after the option is granted, the employee would own stock possessing 5% or more of the total combined voting power or value of all classes of our stock. As of February 16, 2021, approximately 833 employees in the United States and Canada, including each of our executive officers other than Mr. Saylor, were eligible to participate in the ESPP. Our non-employee directors are not eligible to participate in the ESPP.

Option Periods

Unless otherwise determined by the Board or a committee appointed by the Board to administer the ESPP (the “Committee”), the ESPP provides for six-month option periods during which payroll deductions will be made and held for the purchase of shares on the exercise date. The last day of each such option period will be the exercise date. The Board or the Committee may, at its discretion, choose a different option period of not more than twelve months. We commenced an offering period on February 16, 2021, subject to stockholder approval of the ESPP. If the ESPP is not approved by our stockholders, no shares of our Class  A Stock will be issued and all amounts previously deducted will be returned to participants.

Option Grant

Subject to the limitations in the ESPP, participants in the ESPP will be granted an option on the first day of an option period to purchase shares of our Class A Stock on the exercise date for the lowest of:

•	the whole number of shares of Class A Stock determined by dividing such participant’s accumulated payroll deductions on such exercise date by the applicable option price;

•	250 shares of Class A Stock; or

•	such lesser maximum number of shares of Class A Stock as may be established in advance of the option period by the Board or the Committee.

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No employee will be granted an option to purchase shares of our Class A Stock under the ESPP if, immediately after the option is granted, he or she would hold rights to purchase shares of our Class A Stock under all our employee stock purchase plans, including the ESPP, that accrue at a rate that exceeds $25,000 in fair market value of our Class A Stock (based on the fair market value on the date the option period commences) for each calendar year in which the option is outstanding at any time.

Participation

Eligible employees may participate in the ESPP by executing and delivering to the Company a payroll deduction authorization form in accordance with the rules set forth in the ESPP. Payroll deductions may be in any whole percentage of up to 10%, with deductions taken from all compensation reportable on the employee’s federal income tax withholding statement (or the analogous non-U.S. statement), excluding income or gains associated with the grant or vesting of restricted stock awards, income or gains on the exercise of stock options or stock appreciation rights, and similar items. A participant may not increase or decrease his or her payroll deduction, except to permanently withdraw the balance of accumulated deductions, without interest, and withdraw from participation in the offering prior to the fifteenth business day prior to the exercise date. Participation ends automatically upon termination of employment with us.

Purchase Price

The purchase price of a share of our Class A Stock issued pursuant to the exercise of an option under the ESPP will be equal to 85% of the lower of the closing price of our Class A Stock on the first business day of the option period or the exercise date, unless the Board or the Committee determines otherwise.

Exercise of Option

Subject to the limitations described herein and set forth in the ESPP, on the exercise date of each option period, each participant will be deemed to have purchased from the Company the number of whole shares of Class A Stock that his or her accumulated payroll deductions on such date will pay for. If a participant’s accumulated payroll deductions exceed the amount required to purchase the maximum number of shares eligible for purchase in the option period, such excess contributions will be returned to the participant, without interest, provided that any balance that is less than the purchase price of one share of Class A Stock may be carried forward into the next option period.

Non-transferable

A participant may not transfer an option granted under the ESPP.

Administration

The ESPP is administered by the Board or the Committee, which has the authority to make rules and regulations for the administration of the ESPP, and its interpretation and decisions with regard thereto are final and conclusive.

Authorized Shares

Subject to adjustment, as described below, the maximum aggregate number of shares of our Class A Stock available for purchase pursuant to the exercise of options granted under the ESPP will be 100,000 shares.

Change in Capitalization

In the event of any stock split, reverse stock split, stock dividend or distribution, recapitalization, combination of shares, reclassification of shares, spin-off, or other similar capital change, the aggregate number and type of shares of our stock available under the ESPP, the share limitations, and the purchase price per share under any outstanding option will be equitably adjusted to the extent determined by the Board or the Committee.

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Merger; Sale of Assets

In the event of a merger or consolidation, the sale of all of our capital stock, or any liquidation or dissolution of the Company, the Board or the Committee may, in its discretion:

•	provide that options shall be assumed or substantial equivalent options be substituted by the succeeding corporation;

•

provide that all outstanding options will be terminated immediately prior to such event and that all outstanding options will be exercisable to the extent of any accumulated payroll deductions on a date selected by the Board or the Committee;

•	provide that all outstanding options will be terminated and payroll deductions returned to participants; and/or

•	provide for certain payments in accordance with the ESPP.

Amendment; Termination

The Board has the right to amend, suspend, or terminate the ESPP at any time, except that if stockholder approval of any amendment is required by Section 423 of the Code, such amendment will not be effected without stockholder approval, and no amendment may be made that would cause the ESPP to fail to comply with Section 423 of the Code. The ESPP will terminate as a result of a Board action to terminate the ESPP, or if the stockholders of the Company do not approve the ESPP by December 27, 2021. No offering will be commenced under the ESPP after December 27, 2031.

New Plan Benefits

Participation in the ESPP is discretionary. The benefits received by any individual under the ESPP are dependent upon the individual’s decision to participate in the ESPP, the amount that the individual decides to contribute to the ESPP, and the fair market value of our Class A Stock on the exercise date. As a result, it is not possible to determine the benefits that will be received under the ESPP by the Company’s executive officers, employee director, and other employees. Non-employee directors are not eligible to participate in the ESPP.

Federal Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of Class A Stock acquired under the ESPP. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants

A participant in the ESPP will not have income upon enrolling in the ESPP or upon purchasing stock at the end of an option period.

A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the ESPP. The amount of each type of income and loss will depend on when the participant sells the stock.

If the participant sells the stock more than two years after the commencement of the option period during which the stock was purchased and more than one year after the date that the participant purchased the stock, at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the option period commenced; and

•	the participant’s profit.

Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

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If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company

There will be no tax consequences to the Company, except that the Company will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition, subject to the limitations of Section 162(m) of the Code.

The Board Recommends a Vote “FOR” the Approval of the MicroStrategy Incorporated 2021 Employee Stock Purchase Plan.	✔

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PROPOSAL 4—RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

The Audit Committee has selected, and the Board has ratified the Audit Committee’s selection of, KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Although stockholder approval of the selection of KPMG is not required by law, the Company believes that it is advisable to give stockholders an opportunity to ratify this selection. If this Proposal 4 is not approved at the Annual Meeting, the Audit Committee may reconsider its selection of KPMG.

Representatives of KPMG are expected to attend the virtual Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

The Board Recommends a Vote “FOR” the Ratification of the Selection of KPMG.	✔

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Fees and Services

Aggregate fees for professional services rendered by KPMG to us for work performed during and related to the fiscal years ended December 31, 2020 and 2019 are summarized in the table below.

	Year Ended December 31,
Fee Category	2020 ($)	2019 ($)
Audit Fees	2,609,760	2,065,474
Audit-related Fees	—	4,500
Total Fees	2,609,760	2,069,974

Audit Fees. This category includes fees for professional services rendered for the audits of our consolidated financial statements, services related to Sarbanes-Oxley Act compliance, assistance with review of documents filed with the SEC, services performed in connection with the issuance of a comfort letter related to our convertible note offering, and statutory and subsidiary audits.

Audit-related Fees. This category includes fees for services in connection with employee benefit plan audits.

Audit Committee Pre-approval Policies and Procedures

During the fiscal years ended December 31, 2020 and 2019, the Audit Committee pre-approved all services (audit and non-audit) provided to MicroStrategy by our independent registered public accounting firm. In situations where a matter cannot wait until a full Audit Committee meeting, the Chair of the Audit Committee has authority to consider and, if appropriate, approve audit and non-audit services. Any decision by the Chair of the Audit Committee to pre-approve services must be presented to the full Audit Committee at its next scheduled quarterly meeting. The Audit Committee requires us to make required disclosure in our SEC periodic reports relating to the approval by the Audit Committee of audit and non-audit services to be performed by the independent registered public accounting firm and the fees paid by us for such services. All fees related to services performed by KPMG during the fiscal years ended December 31, 2020 and 2019, respectively, were approved by the Audit Committee.

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OTHER MATTERS

The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote or otherwise act in accordance with their judgment on such matters.

By Order of the Board of Directors,

W. Ming Shao
Senior Executive Vice President, General Counsel and Secretary

April 15, 2021

The Board hopes that stockholders will attend the Annual Meeting. Whether or not you plan to attend, to help ensure representation of your shares at the Annual Meeting, you are urged to submit your voting instructions over the telephone or on the Internet or, if you received a printed copy of the proxy materials, by completing, signing, dating, and returning your proxy card or voting instruction form. Submitting voting instructions or a proxy card will not prevent you from attending the Annual Meeting and voting online during the Annual Meeting.

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Appendix A

MICROSTRATEGY INCORPORATED

2013 STOCK INCENTIVE PLAN

1. Purpose

The purpose of this 2013 Stock Incentive Plan (the “Plan”) of MicroStrategy Incorporated, a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8).

3. Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4. Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 600,000 shares of class A common stock, $0.001 par value per share, of the Company (the “Common Stock”), any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan:

(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan and against the sublimit listed in Section 4(b); provided, however, that if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

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(B) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan and against the sublimit listed in Section 4(b) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(C) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(D) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award. The share counting provisions set forth in Section 4(a) and the per Participant limit described in this Section 4(b) each shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimit contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of MicroStrategy Incorporated, any of MicroStrategy Incorporated’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the Fair Market Value per share of Common Stock on the date the Option is granted. If the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date. For purposes of this

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Plan, unless otherwise expressly determined by the Board, the “Fair Market Value” of a share of Common Stock will be determined as follows:

(1) if the Common Stock trades on a national securities exchange, the closing sale price as officially quoted (for the primary trading session) on the date of determination;

(2) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of determination; or

(3) if the Common Stock is not publicly traded, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Section 409A of the Code, except as the Board may expressly determine otherwise.

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date shall be determined by using the closing sale price or average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Board has sole discretion to determine the Fair Market Value for purposes of the Plan, and all Awards are conditioned on the participants’ agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement, or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at the per share Fair Market Value of the Common Stock; provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

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(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) except in connection with Section 4(c), cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having a measurement price or an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a repricing within the meaning of the rules of The NASDAQ Global Select Market (“NASDAQ”).

6. Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall be not less than 100% of the Fair Market Value on the date the SAR is granted. If the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(c) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) except in connection with Section 4(c), cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having a measurement price or an exercise price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a repricing within the meaning of the rules of NASDAQ.

7. Restricted Stock; Restricted Stock Units

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

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(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company the number of shares of Common Stock or the amount of cash provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the Award agreement.

8. Other Stock-Based Awards

(a) General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”). Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

9. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimit set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise

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price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of    (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) Notwithstanding the terms of Section 9(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 9(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C) For purposes of Section 9(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive

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pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

10. General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any transferee if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the

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Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. Except as expressly provided in this Plan, including Sections 5(g) and 6(e), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

11. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is adopted by the Board of Directors of MicroStrategy Incorporated (the “Effective Date”); provided that no Award shall be made before stockholder approval of the Plan, unless the Award is conditioned upon stockholder approval of the Plan and the Award provides that (i) it will terminate or be forfeited if stockholder approval of the Plan is not obtained within 12 months from the date of the grant of such Award and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval. No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment in the manner required by Section 162(m); and (ii) no amendment that would require stockholder approval under the rules of NASDAQ may be made effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s

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stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within 12 months from the date of the grant of such Award and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

Adopted by the Board of Directors on September 4, 2013.

Approved by the Company’s stockholders on April 23, 2014.

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MICROSTRATEGY INCORPORATED

Amendment No. 1 to

2013 Stock Incentive Plan

Pursuant to Section 11(d) of the 2013 Stock Incentive Plan (the “Plan”) of MicroStrategy Incorporated (the “Company”), the Plan is hereby amended as follows:

Section 4(a)(1) of the Plan is amended to read in its entirety as follows:

“(1) Authorized Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 1,500,000 shares of class A common stock, $0.001 par value per share, of the Company (the “Common Stock”), any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”

This Amendment shall become effective on the date it is adopted by the Board; provided that, to the extent required, no Award shall be made pursuant to the Plan (other than an Award that would have been authorized under the Plan as in effect prior to this Amendment) before stockholder approval of this Amendment, unless the Award is conditioned upon stockholder approval of this Amendment and the Award provides that (1) it will terminate or be forfeited if stockholder approval of the Amendment is not obtained within 12 months from the date of the grant of such Award and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

Adopted by the Board of Directors on April 25, 2014

Approved by the Company’s stockholders

on April 15, 2015

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MICROSTRATEGY INCORPORATED

Amendment No. 2 to

2013 Stock Incentive Plan

Pursuant to Section 11(d) of the 2013 Stock Incentive Plan, as amended (the “Plan”) of MicroStrategy Incorporated (the “Company”), the Plan is hereby further amended as follows:

A new Section 5(h) shall be inserted in the Plan immediately following Section 5(g) of the Plan, to read in its entirety as follows:

“(h) Annual Stock Option Grants to Outside Directors.

(1) Annual Grant. Beginning in 2015, on May 31 of each year, each Outside Director who is then serving as an Outside Director (as defined in Section 5(h)(4)) as of such date shall automatically be granted (without further action by the Board or any committee thereof) an Award consisting of a Nonstatutory Stock Option to purchase 5,000 shares of Common Stock (subject to adjustment pursuant to Section 9).

(2) Terms of Annual Stock Option Grants. Options granted under Section 5(h)(1) shall (i) have an exercise price equal to the Fair Market Value of the Common Stock on the date of grant; (ii) become exercisable as to 25% of the original number of shares subject to such option on the first anniversary of the date of grant and as to an additional 25% on each anniversary thereafter until such option becomes vested in full; (iii) unless earlier terminated, expire at 5:00 p.m., Eastern Time, on the tenth anniversary of the date of grant; and (iv) otherwise be on and subject to such other terms and conditions as are set forth in the option agreement with respect to such grant and as the Board may determine.

(3) Limitations. Notwithstanding Section 5(h)(1), in the event that the number of shares of Common Stock prescribed by Section 4(a)(1) is not sufficient to cover the Awards granted pursuant to Section 5(h)(1), the remaining shares of Common Stock available for issuance shall be prorated among the Outside Directors entitled to receive such Awards. Any further grants pursuant to Section 5(h)(1) shall then be deferred until such time, if any, as additional shares of Common Stock become available for grant under the Plan, whether pursuant to amendment of the Plan pursuant to Section 11(d) to increase the number of shares available for issuance under the Plan or pursuant to the mechanisms set forth in Section 4(a)(2)(B).

(4) Definition. An “Outside Director” shall mean a member of the Board who is not employed by the Company. Payments by the Company to a member of the Board solely in connection with providing services to the Company as a member of the Board shall not be sufficient to constitute “employment” by the Company.”

This Amendment shall become effective on the date it is adopted by the Board; provided that, to the extent required, no Award shall be made pursuant to this Amendment before stockholder approval of this Amendment, unless the Award is conditioned upon stockholder approval of this Amendment and the Award provides that (1) it will terminate or be forfeited if stockholder approval of the Amendment is not obtained within 12 months from the date of the grant of such Award and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

Adopted by the Compensation Committee of the

Board of Directors on April 30, 2014

Approved by the Company’s stockholders

on April 15, 2015

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MICROSTRATEGY INCORPORATED

Amendment No. 3 to

2013 Stock Incentive Plan

Pursuant to Section 11(d) of the 2013 Stock Incentive Plan (as previously amended, the “Plan”) of MicroStrategy Incorporated (the “Company”), the Plan is hereby amended as follows:

Section 4(a)(1) of the Plan is amended to read in its entirety as follows:

“(1) Authorized Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 1,700,000 shares of class A common stock, $0.001 par value per share, of the Company (the “Common Stock”), any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”

This Amendment shall become effective on the date it is adopted by the Board; provided that, to the extent required, no Award shall be made pursuant to the Plan (other than an Award that would have been authorized under the Plan as in effect prior to this Amendment) before stockholder approval of this Amendment, unless the Award is conditioned upon stockholder approval of this Amendment and the Award provides that (1) it will terminate or be forfeited if stockholder approval of the Amendment is not obtained within 12 months from the date of the grant of such Award and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

Adopted by the Board of Directors on October 23, 2015

Approved by the Company’s stockholders on May 12, 2016

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MICROSTRATEGY INCORPORATED

Amendment No. 4 to

2013 Stock Incentive Plan

Pursuant to Section 11(d) of the 2013 Stock Incentive Plan (as previously amended, the “Plan”) of MicroStrategy Incorporated (the “Company”), the Plan is hereby amended as follows:

1. Section 4(a)(1) of the Plan is amended to read in its entirety as follows:

“Authorized Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 2,300,000 shares of class A common stock, $0.001 par value per share, of the Company (the “Common Stock”), any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”

2. Section 4(b) of the Plan is amended to read in its entirety as follows:

“Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award.”

3. Section 10(e) of the Plan is amended to read in its entirety as follows:

“Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a Fair Market Value that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a Fair Market Value equal to the maximum individual statutory rate of tax) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.”

4. Section 11(d) of the Plan is amended to read in its entirety as follows:

“Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that no amendment that would require stockholder approval under the rules of NASDAQ may be made effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan

MICROSTRATEGY | 2021 Proxy Statement	A-13

unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within 12 months from the date of the grant of such Award and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.”

This Amendment shall become effective on the date it is adopted by the Board; provided that, to the extent required, no Award shall be made pursuant to the Plan (other than an Award that would have been authorized under the Plan as in effect prior to this Amendment) before stockholder approval of this Amendment, unless the Award is conditioned upon stockholder approval of this Amendment and the Award provides that (1) it will terminate or be forfeited if stockholder approval of the Amendment is not obtained within 12 months from the date of the grant of such Award and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

Adopted by the Board of Directors on March 29, 2018

Approved by the Company’s stockholders on May 30, 2018

A-14	MICROSTRATEGY | 2021 Proxy Statement

MICROSTRATEGY INCORPORATED

Amendment No. 5 to

2013 Stock Incentive Plan

Pursuant to Section 11(d) of the 2013 Stock Incentive Plan (as previously amended, the “Plan”) of MicroStrategy Incorporated (the “Company”), the Plan is hereby amended as follows:

1. Section 4(a)(1) of the Plan is amended to read in its entirety as follows:

“Authorized Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 2,750,000 shares of class A common stock, $0.001 par value per share, of the Company (the “Common Stock”), any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”

This Amendment shall become effective on the date it is adopted by the Board; provided that, to the extent required, no Award shall be made pursuant to the Plan (other than an Award that would have been authorized under the Plan as in effect prior to this Amendment) before stockholder approval of this Amendment, unless the Award is conditioned upon stockholder approval of this Amendment and the Award provides that (1) it will terminate or be forfeited if stockholder approval of the Amendment is not obtained within 12 months from the date of the grant of such Award and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

Adopted by the Board of Directors on April 8, 2021

MICROSTRATEGY | 2021 Proxy Statement	A-15

Appendix B

MICROSTRATEGY INCORPORATED

2021 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this 2021 Employee Stock Purchase Plan (this “Plan”) is to provide eligible employees of MicroStrategy Incorporated (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s class A common stock, $0.001 par value per share (the “Common Stock”), commencing at such time and on such dates as the Board of Directors of the Company (the “Board”) shall determine. One hundred thousand 100,000 shares of Common Stock in the aggregate have been approved for this purpose, subject to any adjustment pursuant to Section 15 hereof. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations issued thereunder, and shall be interpreted consistent therewith.

1. Administration. The Plan will be administered by the Board or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2. Eligibility. All employees of the Company and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock that the employee has a contractual right to purchase shall be treated as stock owned by the employee.

The Company retains the discretion to determine which eligible employees may participate in an offering pursuant to and consistent with Treasury Regulation Sections 1.423-2(e) and (f).

3. Offerings. The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin at such time and on such dates as the Board shall determine, or the first business day thereafter (such dates, the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six-month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. However, the Board or the Committee may, at its discretion, choose a different Plan Period of not more than twelve (12) months for Offerings.

4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding either a written or electronic payroll deduction authorization form to the employee’s appropriate payroll office at least 15 days (or such other number of days as is determined by the Company) prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his or her deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement (or analogous non-U.S. statement), excluding income or gains associated with the grant or vesting of restricted stock awards, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown or separately identified on the employee’s Federal Income Tax Withholding Statement (or analogous non-U.S. statement).

5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any percentage amount (in whole percentages) up to a maximum of 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. The Board or the Committee may, at its discretion, designate a lower maximum contribution rate. The minimum payroll deduction is such percentage of Compensation as may be established from time to time by the Board or the Committee.

MICROSTRATEGY | 2021 Proxy Statement	B-1

6. Deduction Changes. Except as provided for in Section 8, an employee may not increase or decrease his or her payroll deduction during a Plan Period.

7. Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such rate as it may from time to time determine.

8. Withdrawal of Funds. An employee may at any time prior to the close of business on the fifteenth business day (or such other number of days as is determined by the Company) prior to the end of a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period during which the employee withdrew his or her balance. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

9. Purchase of Shares.

(a) Number of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (an “Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”) at the applicable purchase price (the “Option Price”) for the lowest of (i) the whole number of shares of Common Stock determined by dividing such employee’s accumulated payroll deductions on such Exercise Date by the Option Price, (ii) 250 shares of Common Stock, or (iii) such other lesser maximum number of shares of Common Stock as may be established in advance with respect to the Plan Period by the Board or the Committee in its discretion; provided, however, that no employee may be granted an Option which permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the date such Option is granted) for each calendar year in which the Option is outstanding at any time. The $25,000 limitation is intended to comply with Section 423(b)(8) of the Code and shall be interpreted accordingly.

(b) Option Price. The Board or the Committee shall determine the Option Price for each Plan Period, including whether such Option Price shall be determined based on the lesser of the closing price of the Common Stock on (i) the first business day of the Plan Period or (ii) the Exercise Date, or shall be based solely on the closing price of the Common Stock on the Exercise Date; provided, however, that such Option Price shall be at least 85% of the applicable closing price. In the absence of a determination by the Board or the Committee, the Option Price will be 85% of the lesser of the closing price of the Common Stock on (i) the first business day of the Plan Period or (ii) the Exercise Date. The closing price shall be (a) the closing price (for the primary trading session) on any national securities exchange on which the Common Stock is listed or (b) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal or another source selected by the Board or the Committee. If no sales of Common Stock were made on such a day, the price of the Common Stock shall be the reported price for the next preceding day on which sales were made.

(c) Exercise of Option. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of whole shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum numbers determined in the manner set forth above.

(d) Return of Unused Payroll Deductions. Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee; provided that any balance that is less than the purchase price of one share of Common Stock may be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank, or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

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11. Rights on Retirement, Death or Termination of Employment. If a participating employee’s employment ends before the last business day of a Plan Period, no payroll deduction shall be taken from any pay then due and owing to the employee and the balance in the employee’s account shall be paid to the employee. In the event of the employee’s death before the last business day of a Plan Period, the Company shall, upon notification of such death, pay the balance of the employee’s account (a) to the executor or administrator of the employee’s estate or (b) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, before the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed ceases to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his or her pay shall make such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until he or she has purchased and received such shares.

13. Options Not Transferable. Options under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15. Adjustment for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 9, and (iii) the Option Price shall be equitably adjusted to the extent determined by the Board or the Committee.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Options. In connection with a Reorganization Event, the Board or the Committee may take any one or more of the following actions as to outstanding Options on such terms as the Board or the Committee determines: (i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to employees, provide that all outstanding Options will be terminated immediately prior to the consummation of such Reorganization Event and that all such outstanding Options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the Committee in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event, (iii) upon written notice to employees, provide that all outstanding Options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), change the last day of the Plan Period to be the date of the consummation of the Reorganization Event and make or provide for a cash payment to each employee equal to (A) (1) the Acquisition Price times (2) the number of shares of Common Stock that the employee’s accumulated payroll deductions as of immediately prior to the Reorganization Event could purchase at the Option Price, where the Acquisition Price is treated as the fair market value of the Common Stock on the last day of the applicable Plan Period for purposes of determining the Option Price under Section 9(b) hereof, and where the number of shares that could be purchased is subject to the limitations set forth in Section 9(a), minus (B) the result of multiplying such number of shares by such Option Price, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof) and (vi) any combination of the foregoing.

MICROSTRATEGY | 2021 Proxy Statement	B-3

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

16. Amendment of the Plan. The Board may at any time, and from time to time, amend or suspend this Plan or any portion thereof, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made that would cause the Plan to fail to comply with Section 423 of the Code.

17. Insufficient Shares. If the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro-rata basis.

18. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

19. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

20. Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

21. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

22. Notification upon Sale of Shares. Each employee agrees, by participating in the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

23. Grants to Employees in Foreign Jurisdictions. The Company may, to comply with the laws of a foreign jurisdiction, grant Options to employees of the Company or a Designated Subsidiary who are citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with terms that are less favorable (but not more favorable) than the terms of Options granted under the Plan to employees of the Company or a Designated Subsidiary who are resident in the United States. Notwithstanding the preceding provisions of this Plan, employees of the Company or a Designated Subsidiary who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from eligibility under the Plan if (a) the grant of an Option under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code. The Company may add one or more appendices to this Plan describing the operation of the Plan in those foreign jurisdictions in which employees are excluded from participation or granted less favorable Options.

24. Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan with respect to one or more Designated Subsidiaries, provided that such sub-plan complies with Section 423 of the Code.

25. Withholding. If applicable tax laws impose a tax withholding obligation, each affected employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by

B-4	MICROSTRATEGY | 2021 Proxy Statement

law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

26. Effective Date; Approval of Stockholders and Term of Plan. The Plan shall become effective on January 27, 2021 (the “Effective Date”); provided that, if the Plan is not approved by the stockholders prior to the Exercise Date for any Offering, such Offering shall terminate immediately prior to the Exercise Date and all amounts contributed to each participating employee’s payroll deduction account for the applicable Plan Period will be automatically refunded to the employee; and provided further, that, if the Plan is not approved by the stockholders within twelve months of the Effective Date, the Plan shall terminate automatically and all amounts in the accounts of participating employees shall be promptly refunded. No Offering shall be commenced under the Plan after the expiration of 10 years from the Effective Date.

Adopted by the Board of Directors on

January 27, 2021

MICROSTRATEGY | 2021 Proxy Statement	B-5

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microstrategy.com

MICROSTRATEGY INCORPORATED ATTN: GENERAL COUNSEL 1850 TOWERS CRESCENT PLAZA TYSONS CORNER, VA 22182 VOTE BY INTERNET
Before the Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 25, 2021. Have your Proxy Card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
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You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
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Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 25, 2021. Have your Proxy Card in hand when you call and then follow the instructions
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Please fill in, date, and sign your Proxy Card and return it in the postage-paid envelope we have provided as soon as possible or return it to Vote Processing, c/o Broadridge,
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D42830-P52556 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
MICROSTRATEGY INCORPORATED
Withhold Authority
For All Nominees For All Nominees For All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) for whom you wish to withhold authority on the line below.
The Board of Directors recommends you vote FOR each of the following nominees:
1. To elect the following five (5) directors for the next year.
Nominees:
01) Michael J. Saylor 02) Stephen X. Graham 03) Jarrod M. Patten 04) Leslie J. Rechan 05) Carl J. Rickertsen
The Board of Directors recommends you vote FOR the following proposals: For Against Abstain
2. Approve Amendment No. 5 to the MicroStrategy Incorporated 2013 Stock Incentive Plan to increase the number of shares of class A common stock authorized for issuance under such plan from 2,300,000 to 2,750,000;
3. Approve the MicroStrategy Incorporated 2021 Employee Stock Purchase Plan; and
4. Ratify the selection of KPMG LLP as MicroStrategy Incorporated’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
Please sign exactly as your name or names appear(s) on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Notice of Internet Availability of Proxy Materials:
The Annual Report and Notice of Meeting & Proxy Statement are available at www.proxyvote.com.
D42831-P52556
MICROSTRATEGY INCORPORATED
Proxy for the Annual Meeting of Stockholders to be held on Wednesday, May 26, 2021
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
The undersigned, revoking all prior proxies, hereby appoint(s) Michael J. Saylor and W. Ming Shao, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of MicroStrategy Incorporated (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held exclusively via live webcast at www.virtualshareholdermeeting.com/MSTR2021, on Wednesday, May 26, 2021 at 10:00 a.m., Eastern Daylight Time, and at any adjournment thereof (the “Meeting”).
In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting.
This proxy, when properly delivered, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted “FOR” Proposals 1, 2, 3 and 4. This proxy may be revoked by the undersigned at any time before its exercise by delivery of written revocation or a subsequently dated Proxy Card to the Secretary of the Company or by voting electronically during the Meeting.
Continued and to be signed on reverse side